Exhibit 10.11

FULL SERVICE LEASE

RADNOR PROPERTIES-201 KOP, L.P.,

Landlord

and

GREEN APPLE MANAGEMENT COMPANY, LLC

Tenant

for Suite 200

201 King of Prussia Road
Radnor, Pennsylvania 19087

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EXHIBITS

EXHIBIT “A”	-	SPACE PLAN OF PREMISES
EXHIBIT “B”	-	TELE/DATA REQUIREMENTS
EXHIBIT “C”	-	CONFIRMATION OF LEASE TERM
EXHIBIT “D”	-	LANDLORD’S WORK
EXHIBIT “E”	-	CLEANING SPECIFICATIONS
EXHIBIT “F”	-	RULES AND REGULATIONS
EXHIBIT “G”	-	GUARANTY

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LEASE

THIS LEASE (“Lease”) entered into as of the 9th day of September, 2010, between RADNOR PROPERTIES-201 KOP, L.P., a Delaware limited partnership (“Landlord”), and GREEN APPLE MANAGEMENT COMPANY, LLC, a Delaware limited liability company with its principal place of business at _____________ (“Tenant”).

WITNESSETH

In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. SUMMARY OF DEFINED TERMS.

The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

(a) “Building”: The Building located at 201 King of Prussia Road, Radnor, Pennsylvania 19087.

(b) “Project”: The Building, the land and all other improvements located at Radnor Financial Center.

(c) “Premises”: Suite No. 200, which the parties stipulate and agree is a 29,601 rentable square foot portion of the second floor of the Building, as shown on the space plan attached hereto as Exhibit “A” and made a part hereof. Notwithstanding the foregoing, within thirty (30) days after the Premises is delivered to Tenant, Landlord and Tenant shall have the right to request an independent architect to confirm and certify the actual measurement of the Premises (based on the standard method of floor measurement as published by the Building Owners and Managers Association International ANSI/BOMA Z65. 1-1996 by the American National Standards Institute, Inc. and any amendments, revisions or updates thereto) and showing in detail the method of calculation thereof.

(d) “Term”: From the Commencement Date for a period of 132 months, ending on the last calendar day of the month.

(e) “Fixed Rent”:

LEASE YEAR	PER R.S.F.	MONTHLY INSTALLMENTS	ANNUAL FIXED RENT
Months 1-12	$0.00, *	$0.00	$0.00
Months 13-24	$22.00, *	$54,268.50	$651,222.00
Months 25-36	$22.50, *	$55,501.88	$666,022.50
Months 37-48	$23.00, *	$56,735.25	$680,823.00
Months 49-60	$23.50, *	$57,968.63	$695,623.50
Months 61-72	$24.00, *	$59,202.00	$710,424.00
Months 73-84	$24.50, *	$60,435.38	$725,224.50
Months 85-96	$25.00, *	$61,668.75	$740,025.00
Months 97-108	$25.50, *	$62,902.13	$754,825.50
Months 109-120	$26.00, *	$64,135.50	$769,626.00
Months 121-132	$26.50, *	$65,368.88	$784,426.50

* plus those charges set forth in Articles 6 and 7 below

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(f) “Security Deposit”: $27,134.25

(g) “Estimated Occupancy Date”: February 10, 2011.

(h) “Tenant’s Allocated Share”: 11.77%;

       “Base Year”: 2011

(i) “Rentable Area”: Premises 29,601 ft.

      Building 251,434 ft.

(j) “Permitted Uses”: Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto. Tenant’s rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.

(k) “Broker”: CB Richard Ellis

(l) “Notice Address/Contact”

Tenant:	Green Apple Management Company, LLC
c/o J.G. Wentworth Originations, LLC
Attn: General Counsel
3993 Howard Hughes Pkwy
Suite 250
Las Vegas, Nevada 89169
Fax No: 484-434-2351
E-Mail: lmorris@jgwentworth.com

Landlord:	Radnor Properties-201 KOP, L.P. 555 E. Lancaster Avenue, Suite 100 Radnor, PA 19087 Attn: H. Jeffrey DeVuono Fax No.: 610-325-5622 E-Mail: jeff.devuono@bdnreit.com

with a copy to:	Brandywine Realty Trust 555 East Lancaster Avenue, Suite 100 Radnor, PA 19087 Attn: Brad A. Molotsky Fax No.: 610-325-5622 E-Mail: brad.molotsky@bdnreit.com

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(m) “Tenant’s North American Industry Classification Number”: 52399

(n) “Additional Rent”: All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as “Additional Rent”.

(o) “Rent”: All monthly installments of Annual Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.

2. PREMISES.

Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.

3. TERM.

The Term of this Lease shall commence (the “Commencement Date”) upon substantial completion of the improvements required to be made by Landlord, if any, under Article 4. The Premises shall be deemed “substantially completed” when the improvements called for by Article 4 have been completed to the extent that the Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects (which will not materially or adversely affect Tenant’s use of the Premises), and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Premises, if required by law (hereafter, “substantially completed”); provided however, if a temporary certificate of occupancy is procured, Landlord shall obtain a permanent certificate of occupancy as soon as possible thereafter. Tenant understands that its compliance with the Tele/Data requirements set forth on Exhibit “B”, attached hereto, is a prerequisite to substantial completion. Tenant covenants that it will comply in good faith with the terms of Exhibit “B”. The Term shall expire on the last day of the month which is one hundred and thirty (132) months from the Commencement Date. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “C”. If Tenant fails to execute or object to the Confirmation of Lease Term within twenty (20) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

So long as this Lease is signed by Tenant by September 9, 2010 and there has been no Tenant Delay and subject to force majeure, Landlord estimates that Landlord’s Work will be substantially completed by February 9, 2011. So long as this Lease is signed by Tenant by September 9, 2010 and there has been no Tenant Delay and subject to force majeure, in the event the Commencement Date has not occurred by April 10, 2011, then Tenant shall be entitled to a day for day Fixed Rent abatement for each day until Landlord’s Work is substantially complete. So long as this Lease is signed by Tenant by September 9, 2010 and there has been no Tenant Delay, in the event that the Commencement Date has not occurred by June 10, 2011, either party shall have the right to terminate this Lease upon written notice to the other party, in which event the parties hereto shall be released from all further liability hereunder.

4. CONSTRUCTION BY LANDLORD.

(a) Landlord, at its sole expense, shall construct and do such other work (collectively, the “Landlord’s Work”), in substantial conformity with the plan and construction notes prepared by d2 Solutions attached hereto, made a part hereof and marked as Exhibit “D”. Landlord’s Work shall be performed on a turnkey basis.

(b) If any material revision or supplement to Landlord’s Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed. If Landlord shall be delayed in such “substantial completion” as a result of (i) Tenant’s failure to furnish plans and finish specifications by September 24, 2010 (so long as Landlord has provided finish specifications to Tenant by September 17, 2010); (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant’s failure to approve final plans, working drawings, permit drawings or reflective ceiling plans by September 24, 2010 (so long as Landlord has provided same to Tenant by September 17, 2010) (each, a “Tenant’s Delay”); then the commencement of the Term of this Lease and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay. If any change, revision or supplement to the scope of the Landlord’s Work is requested by Tenant, then such increased costs associated with such change, revision or supplement shall be paid by Tenant upfront and such occurrence shall not change the Commencement Date of the Term and shall not alter Tenant’s obligations under this Lease.

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(c) Notwithstanding anything to the contrary stated in Article 3 above, the Term shall commence on the date the Premises would have been delivered to Tenant but for Tenant’s Delay or Tenant’s change order. Landlord’s Work constitutes an Alteration under Article 10.

(d) Upon notification by Landlord, Landlord and Tenant shall schedule a pre-occupancy inspection of the Premises, at which time a punchlist of outstanding items, if any, shall be completed. Landlord shall complete the punchlist items to Tenant’s reasonable satisfaction within a reasonable time thereafter, such time not to exceed thirty (30) days from the actual inspection, unless such items cannot be completed within such time, and then, in such reasonable time, so long as Landlord is diligently pursuing such items. In addition, Landlord, at its sole cost and expense, shall correct any latent defects in Landlord’s Work, so long as Tenant delivers written notice thereof to Landlord within one (1) year from the Commencement Date.

(e) Notwithstanding anything to the contrary contained herein, Landlord represents and warrants that as of the Commencement Date: (i) the heating, ventilation, air conditioning, plumbing, electrical, mechanical and other building systems serving the Premises shall be in good working order.

5. FIXED RENT; SECURITY DEPOSIT.

(a) Tenant shall pay to Landlord, without notice or demand, and without set-off (except as otherwise set forth herein), the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article 1(e), in advance on the first day of each calendar month during the Term by (i) check sent to Landlord c/o Brandywine Realty Trust, P.O. Box 11951, Newark, NJ 07101-4951 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the following information: Building #590 and Lease #_________. The Lease # will be provided to Tenant in the Confirmation of Lease Term. Notwithstanding the immediately preceding sentence, the first full month’s installment and the Security Deposit shall be paid upon the execution of this Lease by Tenant by two separate checks.

(b) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to five percent (5%) of the total payment then due. The aforesaid late fee shall begin to accrue on the initial date of a payment due date, irrespective of any grace period granted hereunder. Notwithstanding the foregoing, Landlord shall give Tenant three (3) written notices during the Term of a failure to pay Fixed Rent or Additional Rent by its due date and Tenant shall have five (5) business days from the date it receives such notice to pay such Fixed Rent or Additional Rent before the late fee shall begin to accrue. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

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(c) Tenant shall be required to pay a Security Deposit of $27,134.25 under this Lease (the “Collateral”), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. No interest shall be paid to Tenant on the Collateral, and Landlord shall have the right to commingle the Collateral with other Security Deposits held by Landlord. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant’s behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount. In addition to the foregoing, if Tenant defaults (irrespective of the fact that Tenant cured such default) more than once in its performance of a monetary obligation and such monetary defaults aggregate in excess of $162,805.50 under this Lease, Landlord may require Tenant to increase the Collateral to the greater of twice the (i) Fixed Rent paid monthly, or (ii) the initial amount of the Collateral.

(d) If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest within thirty (30) days after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in this Lease or the Collateral. Upon the return of the Collateral, or the remaining balance thereof to the original Tenant or any successor to the original Tenant, Landlord shall be completely relieved of liability with respect to the Collateral.

(e) In the event of a transfer of the Project or the Building, Landlord shall have the right to transfer the Collateral to the vendee or lessee and upon the assumption of the Collateral by the vendee or lessee, Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral. Upon the assumption of Landlord’s obligations under the Lease by the transferee, Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

6. ADDITIONAL RENT.

(a) Commencing on the Commencement Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord, Tenant’s Allocated Share of the following charges (“Recognized Expenses”), without deduction or set off, to the extent such Recognized Expenses exceed the Recognized Expenses in the Base Year.

(i) Operating Expenses. All reasonable costs and expenses related to the Project incurred by Landlord, including, but not limited to:

(a) All reasonable costs and expenses related to the operation of the Building and Project, including, but not limited to, cleaning the Building exterior and common areas of the Building interior, trash removal and recycling, repairs and maintenance of the storm water management system, policing and regulating traffic to and from the Project, fire suppression and alarm systems, concierge services for the Project, utilities, removing snow, ice and debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements on the Project, all repairs and compliance costs necessitated by laws enacted or which become effective after the date hereof (including, without limitation, any additional regulations or requirements enacted after the date hereof regarding the Americans With Disabilities Act (as such applies to the Project or common areas but not to any individual tenant’s space), if applicable) required of Landlord under applicable laws and rules and regulations.

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(b) All costs and expenses incurred by Landlord for environmental testing, sampling or monitoring required by change of statute, change of regulation or order of governmental authority promulgated after the date hereof; except any costs or expenses incurred in conjunction with spilling or depositing of any hazardous substance for which any person or other tenant is responsible.

(c) Any other expense or charge (including reasonably allocated general and administrative charges) which would typically be considered an expense of maintaining, operating or repairing the Project under generally accepted accounting principles.

(d) Management fee not to exceed three (3%) percent of Rent. It is expressly understood that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision.

(e) Capital expenditures for improvements which result in actual savings to Recognized Expenses and shall be included as operating expenses solely to the extent of such savings.

(f) All insurance premiums paid or payable by Landlord for insurance with respect to the Project as follows: (a) fire and extended coverage insurance (including demolition and debris removal); (b) insurance against Tenant defaults, Landlord’s rental loss or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from environmental hazards, fire or other casualty; (c) Landlord’s commercial general liability insurance (including bodily injury and property damage) and boiler insurance; and (d) such other insurance as Landlord or any reputable mortgage lending institution holding a mortgage on the Premises may require. If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term, the premium therefore shall be prorated to the Term. Should Tenant’s occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, Building and/or Project, Tenant shall pay to Landlord the entire amount of such reasonably documented increase.

Notwithstanding the foregoing, the term “Operating Expenses” shall not include any of the following:

(a) Repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent of insurance proceeds or condemnation awards received therefor;

(b) Leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof;

(c) Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of latent defects in construction of the Building or the discharge of Landlord’s Work;

(d) Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;

(e) Depreciation and amortization;

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(f) Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;

(g) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;

(h) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

(i) Ground rents or rentals payable by Landlord pursuant to any over-lease;

(j) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(k) Costs incurred in managing or operating any “pay for” parking facilities within the Project;

(1) Expenses resulting from the negligence or willful misconduct of Landlord, its agents, employees and/or contractors;

(m) Any fines or fees for Landlord’s failure to comply with governmental, quasi-governmental, or regulatory agencies’ rules and regulations;

(n) Legal, accounting and other expenses related to Landlord’s financing, refinancing, mortgaging or selling the Building or the Project;

(o) Taxes;

(p) Costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building;

(q) Cost of any political, charitable or civic contribution or donation;

(r) Costs that are capital in nature except as provided in subsection 6(a)(i)(e) hereof;

(s) Costs of advertising, public relations, promotional costs and attorneys fees associated with leasing of the Project;

(t) Any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants (other than through the payment of Additional Rent under such tenants’ leases) or any other source;

(u) Costs for alterations and additions that are in the nature of adding new improvements or facilities, except for those which are replacements or upgrades of existing facilities or otherwise approved by Tenant;

(v) Reserves;

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(w) Costs incurred to repair or replace mechanical equipment or systems used in the Building to the extent such costs are reimbursed by any warranty on such equipment or systems;

(x) Tap, impact, hook-in, utility set-up or like fees;

(y) Costs and expenses incurred to replace any structural component, interior or exterior load bearing wall or exterior skin of the Building or roof, but excluding non-structural repairs and maintenance to the roof or roof cover. Structural repairs and replacements are repairs and replacements to the foundations, load-bearing walls, columns and joists and replacement of roofing and roof deck; and

(z) Expenses relating to the maintenance of any vacant tenant spaces within the Building.

(ii) Taxes. Taxes shall be defined as all taxes, assessments and other governmental charges (“Taxes”), including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.

(b) Tenant shall pay, in monthly installments in advance, on account of Tenant’s Allocated Share of Operating Expenses and Taxes, the estimated amount of the increase of such Recognized Expenses and Taxes for such year in excess of the Base Year as determined by Landlord in its reasonable discretion and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a “Lease Year”), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes in excess of the Base Year and shall indicate what Tenant’s Allocated Share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

Tenant shall have the right, at its sole cost and expense, within ninety (90) days from receipt of Landlord’s statement of Recognized Expenses, to audit or have its appointed accountant audit Landlord’s records related to Recognized Expenses and Taxes provided that any such audit may not occur more frequently than once each calendar year nor apply to any year prior to the year of the statement being reviewed. In the event Tenant’s audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in Philadelphia, Pennsylvania. The decision rendered in such arbitration shall be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties’ responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that the actual Recognized Expenses and Taxes exceeded those claimed by the Landlord by more than ten percent (10%) the actual, reasonable hourly costs to Tenant of Tenant’s audit (including legal and accounting costs) shall be reimbursed by Landlord. In the event Tenant utilizes a contingent fee auditor and Landlord is responsible for the payment of such auditor, Landlord shall only pay the reasonable hourly fee of such auditor.

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(c) If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses shall be different than that upon which the aforesaid projections were originally based, then Landlord, one time in any calendar year, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses shall be collected on a reasonably current basis each Lease Year.

(d) In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof.

(e) By April 30th of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses for the prior Lease Year showing the Allocated Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, however, if Landlord is unable to provide such statements by April 30, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent, unless Landlord fails to deliver such statement by December 31 of such calendar year. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total together with the delivery of the reconciliation statement to Tenant. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

(f) Each of the Operating Expenses and Tax amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies in the Lease therefor as well as at law or in equity.

(g) If this Lease terminates other than at the end of a calendar year, Landlord’s annual estimate of Recognized Expenses shall be accepted by the parties as the actual Recognized Expenses for the year the Lease ends until Landlord provides Tenant with actual statements in accordance with subsection 6(e) above.

7. ELECTRICITY CHARGES.

Except as set forth herein, Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason unless caused by the negligence or willful misconduct of Landlord or its agents. Landlord shall have the right to change the electric and other utility provider to the Project or Building at any time. Notwithstanding anything in this Lease to the contrary, Tenant shall pay to Landlord, as Additional Rent, all charges incurred by Landlord or its agent for electricity; such charges for the Premises shall be based upon Tenant’s Allocated Share and such charges for the Building shall be based on Tenant’s Allocated Share. The aforesaid electricity charges shall commence upon occupancy by Tenant of the Premises. Landlord shall have the right to estimate the electric charge but shall be required to reconcile on an annual basis based on invoices received for such period.

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Tenant, at Tenant’s expense, shall have the right to install a check meter in the Premises to review Tenant’s Premises utility consumption. If it is reasonably determined by the check meter readings that Tenant is being undercharged or overcharged for such utility service, then Landlord shall immediately adjust Tenant’s charge to the amount indicated by the check meter readings.

Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant’s use of electricity is excessive, Landlord, at Landlord’s expense may install a separate electric meter to measure electrical usage in excess of normal office use and Tenant shall be required to pay Landlord for all such excess electricity registered in such submeter.

8. SIGNS; USE OF PREMISES AND COMMON AREAS.

(a) Landlord shall provide Tenant with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project.

(b) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(j) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant’s right to so use and occupy the Premises shall remain expressly subject to the provisions of “Governmental Regulations”, Article 27 herein. No machinery or equipment shall be permitted that shall cause unreasonable vibration, noise or disturbance beyond the Premises.

(c) Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant’s sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem reasonably necessary to properly distribute the weight.

(d) Tenant shall not install in or for the Premises, without Landlord’s prior written approval, any equipment which requires more electric current than Landlord is required to provide under this Lease, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of Building common areas (interior and exterior) and the requirements of other tenants of the Building, Tenant and shall not in any event connect a greater load than such safe capacity.

(e) Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.

(f) Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Tenant shall also have the right, in common with other tenants of the Building and Landlord, to use the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant’s permitted use of the Premises; provided that Landlord shall have the right to restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building. Notwithstanding the foregoing, Tenant, at all times during the Term of the Lease, shall be entitled to use 225 parking spaces.

9. ENVIRONMENTAL MATTERS.

(a) Hazardous Substances.

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(i) Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“CERCLA”); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an “Applicable Environmental Law”).

(ii) Tenant may bring to and use at the Premises hazardous substances incidental to its normal business operations under the NAI Code referenced in Article 1(m) above in the quantities reasonably required for Tenant’s normal business consistent with its occupancy pursuant to the Prior Leases and in accordance with Applicable Environmental Laws. Tenant shall store and handle such substances in strict accordance with Applicable Environmental Laws. From time to time promptly following a request to Landlord, Tenant shall provide Landlord with documents identifying the hazardous substances stored or used by Tenant on the Premises and describing the chemical properties of such substances and such other information reasonably requested by Landlord or Tenant. Prior to the expiration or sooner termination of this Lease, Tenant shall remove all hazardous substances from the Premises. The provisions of this paragraph shall be personal to Tenant and, in the event Tenant ceases to occupy the Premises, Landlord’s approval to store and use hazardous substances shall automatically terminate.

(iii) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s, consultant’s and expert’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from Tenant’s (or its agents or contractors) storage and use of hazardous substances in the Premises, Building or Project, including, without limitation, any and all costs incurred by Landlord because of any investigation of the Premises, Building or Project or any cleanup, removal or restoration of the Premises, Building and/or Project to remove or remediate hazardous or hazardous wastes deposited by Tenant. Without limitation of the foregoing, if Tenant, its officers, employees, agents, contractors, licensees or invitees cause contamination of the Premises, Building or Project by any hazardous substances, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises, Building and/or Project to the condition existing prior to such contamination, or in the alternative, take such other remedial steps as may be required by law or recommended by Landlord’s environmental consultant.

(iv) Landlord has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Premises or transported to or from the Premises, any Hazardous Substances or allowed any other entity or person to do so to its knowledge. Landlord has no knowledge that any Hazardous Substances has been produced, stored, released, discharged or disposed of on, under or about the Building by any entity or person.

(v) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s, consultant’s and expert’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from Landlord (or its agents and contractors) or any other tenant of the Building’s storage and use of hazardous substances in the Premises, Building or Project including, without limitation, any and all costs incurred by Tenant because of any investigation of the Premises or any cleanup, removal or restoration of the Premises to remove or remediate hazardous or hazardous wastes deposited by Landlord. Without limitation of the foregoing, if Landlord, its officers, employees, agents, contractors, licensees or invitees cause contamination of the Premises, Building or Project by any hazardous substances, Landlord shall promptly at its sole expense, take any and all necessary actions to return the Premises, Building and/or Project to the condition existing prior to such contamination, or in the alternative, take such other remedial steps as may be required by law or recommended by Tenant’s environmental consultant.

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(b) NAI Numbers.

(i) Tenant represents and warrants that Tenant’s NAI number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Article 1(m) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article l(j).

(ii) Except as provided in Article 9(a)(ii), Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “hazardous substances” or “hazardous waste” as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any “release” or “discharge” (as such term is defined under Applicable Environmental Laws) on or about the Premises.

(iii) Tenant shall, at its expense, comply with all requirements of Applicable Environmental Laws pertaining thereto.

(iv) In addition, upon written notice of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Buildings. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant’s activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours upon reasonable prior written notice to Tenant, and (3) as respects the Premises, perform any requirement reasonably required by Landlord necessary for the receipt of approvals under Applicable Environmental Laws, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant’s violation of this Article 9.

(c) Additional Terms.

(i) In the event of Tenant’s failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all of Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right all be deemed to be Additional Rent payable on demand and with interest at the Default Rate.

(ii) The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees.

(d) Survival. This Article 9 shall survive the expiration or sooner termination of this Lease.

10. TENANT’S ALTERATIONS.

Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld or delayed. Alterations shall be done at Tenant’s sole cost and expense. Landlord’s consent shall not be required for (i) the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building or (ii) minor work, including decorations, which does not require disturbance of any structural elements or systems (other than attachment thereto) within the Building and which costs in the aggregate less than $50,000. If no approval is required or if Landlord approves Tenant’s Alterations, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman’s compensation insurance, and (c) employer’s liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be with companies reasonably satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered Pennsylvania architect if such alteration causes the aggregate of all Alterations to be in excess of $50,000; and (iii) all applicable building permits required by law. Any approval by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant’s work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord’s mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant’s work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

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All Alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property upon installation and shall remain on the Premises without compensation to Tenant, unless Landlord provides written notice to Tenant to remove same at the time Landlord consents to or receives notice of such Alterations, in which event Tenant shall promptly remove such Alterations and restore the Premises to good order and condition. At Lease termination, all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) shall be removed by Tenant and shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant’s receipt of an invoice therefor from Landlord.

11. CONSTRUCTION LIENS.

(a) Tenant will not suffer or permit any contractor’s, subcontractor’s or supplier’s lien (a “Construction Lien”) to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after receipt of written notice thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord’s costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate.

(b) Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of 49 P.S. Sections 1101-1902, as amended, or under the Contractor and Subcontractor Payment Act or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

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12. ASSIGNMENT AND SUBLETTING.

(a) Subject to the remaining subsections of Article 12, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 12(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

(b) If at any time, or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party’s business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within forty-five (45) days next following Landlord’s receipt of Tenant’s notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises if Tenant is proposing to sublet or assign the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured. Notwithstanding the foregoing, in the event Landlord exercises such recapture right, Tenant shall have the right to withdraw its request upon written notice to Landlord delivered within ten (10) business days after receipt of Landlord’s recapture notice, in which this Lease shall continue in full force and effect as if Landlord had not exercised such recapture right.

(c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid (and the same is not negated by Tenant pursuant to Article 12(b) above), then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease (reasonable wear and tear and damage by casualty excepted). In the event of a sublease of less than all of the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable legal requirements and Landlord’s then-standard base building specifications, shall be performed by Landlord’s contractors, and shall be shared 50% by Tenant and 50% by Landlord. Upon the completion of any recapture and termination as provided herein, Tenant’s Fixed Rent, Recognized Expenses and other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

(d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form acceptable to Landlord) within a period of five (5) months next following Landlord’s notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld, conditioned or delayed. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord’s prior written consent as aforesaid within five (5) months next following Landlord’s notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord’s consent to the proposed transaction, whereupon Landlord’s right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

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For purposes of this Section 12(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not acceptable to Landlord in Landlord’s reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee of sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) Tenant is proposing a sublease at a rental or subrental rate which is less than the then fair market rental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Building or another property owned by Landlord, or to another prospect with whom Landlord is then negotiating; (vi) the proposed assignee or sublessee will cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vii) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord’s reasonable judgement, otherwise be incompatible with other tenancies in the Building.

(e) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, other reasonable expenses incident to the subletting or assignment, including standard leasing commissions, and any proceeds received by Tenant from to the sale of its business) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord’s portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

(f) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

(g) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 12 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

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(h) In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $250 per request (including requests for non-disturbance agreements and Landlord’s or its lender’s waivers) in order to defer Landlord’s administrative expenses arising from such request, plus (ii) Landlord’s actual attorneys’ fees.

(i) So long as Tenant’s “Guarantor”, J.G. Wentworth, LLC continues to guarantee this Lease, Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliate (i.e., any entity that controls, is controlled by, or is under common control with Tenant), parent or subsidiary entity of Tenant or to a corporation or entity to which it sells or assigns all of substantially all of its assets or ownership interests or with which it may be consolidated or merged (“Affiliate”), provided such purchasing, consolidated, merged, affiliated or subsidiary corporation or entity shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to that of Tenant at the time that this Lease is executed, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment. Should Tenant assign this Lease during the original Term (or during any extension thereof), and the assignee thereafter wishes to extend the Term of this Lease, the assignee will be required to execute a new Lease with Landlord following a review (to include a financial review) of such assignee by Landlord.

(j) Anything in this Article 12 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if Tenant is in default beyond all applicable notice and cure period.

13. LANDLORD’S RIGHT OF ENTRY.

Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord’s rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises. Provided, however, that such efforts shall not require Landlord to use overtime labor unless Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective purchaser and/or mortgagee. Landlord also shall have the right to enter the Premises during the last 12 months of the Term at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective tenants. Notwithstanding the foregoing, should Tenant vacate the Premises, Landlord shall have the right at all reasonable times, to exhibit the Premises to any prospective tenants. “Vacate” shall be defined as Tenant’s ceasing to use the Premises for its Permitted Use or the removal of substantially all of its furniture and equipment and personal property from the Premises.

14. REPAIRS AND MAINTENANCE.

(a) Except as specifically otherwise provided in subparagraphs (b), (c) and (d) of this Article, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the interior, non-structural portions of the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all interior, non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant’s desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). When used in this Article 14, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.

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(b) Landlord, throughout the Term of this Lease and at Landlord’s sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises.

(c) Landlord shall maintain all HVAC systems, plumbing and electric systems serving the Building and the Premises. Tenant’s Allocated Share of Landlord’s cost for HVAC, electric and plumbing service, maintenance and repairs, as limited under Article 6 with respect to capital expenditures, shall be included as a portion of Recognized Expenses as provided in Article 6 hereof.

(d) Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair. Tenant shall pay its Allocated Share of the cost of all repairs, as limited under Article 6, to be performed by Landlord pursuant to this Paragraph 14(d) as Additional Rent as provided in Article 6 hereof.

(e) Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay its Allocated Share of the cost of all work to be performed by Landlord pursuant to this Paragraph (e) as Additional Rent as provided in Article 6 hereof. Landlord’s obligation to provide snow removal services shall be limited to the parking areas and the sidewalk entrances to the Building.

(f) Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of insurance proceeds received by Landlord.

(g) Landlord shall provide Tenant with janitorial services for the Premises Monday through Friday of each week in accordance with the guidelines set forth in Exhibit “E” attached hereto and the Tenant shall pay its Allocated Share of the cost thereof as Additional Rent as provided in Article 6 hereof.

15. INSURANCE; SUBROGATION RIGHTS.

(a) Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage with total limits including the Umbrella limits of $3,000,000 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.

(b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property.

(c) All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice, ten (10) days notice for cancellation by reason of nonpayment, to the named insured. All policies shall name Landlord, Brandywine Realty Trust, Landlord’s Agent and Tenant as additional insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent.

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(d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including “special form” property insurance on the Building and on the Project, (ii) builder’s risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by the Landlord’s lender or Landlord.

(e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

16. INDEMNIFICATION.

(a) Subject to Section 15(e) hereof, Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant’s improper use of the Premises, (ii) the improper conduct of Tenant’s business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Tenant’s part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant’s obligations shall include any case in which Landlord, Brandywine Realty Services Corp. or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant’s refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord.

(b) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Landlord’s improper use of the Premises or the Project, (ii) the improper conduct of Landlord’s business, (iii) any activity, work or things done, permitted or suffered by Landlord in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Landlord’s part to be performed under the terms of this Lease, and (v) any negligence or willful act of Landlord or any of Landlord’s agents, contractors, employees or invitees without limiting the generality of the foregoing, Landlord’s obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and Landlord’s refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord’s expense by counsel satisfactory to Tenant.

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17. QUIET ENJOYMENT.

Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

18. FIRE DAMAGE.

(a) Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage to the conditioned existing immediately prior to such damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord’s reasonable control.

(b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord’s reasonable judgment (to be communicated to Tenant within thirty (30) days from the date of the casualty), the repair and restoration work would require more than one hundred and eighty (180) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant’s receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission.

(c) If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord’s fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord’s election as aforesaid.

(d) In the event Landlord has not completed restoration of the Premises within one hundred and eighty (180) days from the date of casualty (subject to delay due to weather conditions, shortages of labor or materials or other reasons beyond Landlord’s control, Tenant may terminate this Lease by written notice to Landlord within thirty (30) days following the expiration of such 180 day period (as extended for reasons beyond Landlord’s control as provided above) unless, within thirty (30) days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy. Notwithstanding the foregoing, in the event Tenant is responsible for the aforesaid casualty, Tenant shall not have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

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(e) In the event of damage or destruction to the Premises or any part thereof, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated.

19. SUBORDINATION; RIGHTS OF MORTGAGEE.

(a) This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part, provided the foregoing covenant of subordination shall be conditioned upon Landlord’s delivery of a Nondisturbance Agreement (as hereinafter defined) to Tenant. Tenant further agrees to execute and deliver within ten (10) business days after written demand, such further commercially reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. Landlord shall use its best efforts to deliver a commercially reasonable subordination, attornment and nondisturbance agreement (“Nondisturbance Agreement”) from Landlord’s Mortgagee, on each such mortgagee’s standard form, which shall provide, inter alia, that the leasehold estate granted to Tenant under this Lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord’s Mortgagee, so long as Tenant shall not be in default under this Lease and shall pay all sums due under this Lease without offsets or defenses thereto and shall fully perform and comply with all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and/or complied with, and in the event a mortgagee or its respective successor or assigns shall enter into and lawfully become possessed of the Premises covered by this Lease and shall succeed to the rights of Landlord hereunder, Tenant will attorn to the successor as its landlord under this Lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord.

(b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the “Mortgagee”) now or hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have thirty (30) additional days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee’s receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant shall not exercise any right or remedy as there may be arising because of Landlord’s default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid. Nothing in this paragraph shall require Tenant to send notice to such Mortgagee prior to exercising its remedies under the last paragraph of Article 22 hereof.

20. CONDEMNATION.

(a) If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

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(b) If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant’s uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date.

(c) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

(d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant’s damages associated with moving, storage, relocation and loss of business; provided such claim for Tenant’s damages does not in any way reduce Landlord’s award; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

21. ESTOPPEL CERTIFICATE.

Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying all information reasonably requested, including but not limited to, the following: that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the Commencement Date, the expiration date of this Lease, the square footage of the Premises, the rental rates applicable to the Premises, the dates to which Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord’s interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

22. DEFAULT.

TENANT DEFAULT.

If:

(a) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord’s written notice (facsimile receipt being deemed to be notice hereunder) within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 5 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period. No additional notice shall be required thereafter and Landlord shall be entitled to immediately exercise its remedies hereunder if payment is not received during the grace period,

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(b) Tenant fails to bond over a construction or mechanics lien within the time period set forth in Article 11,

(c) Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,

(d) Tenant makes any assignment for the benefit of creditors,

(e) a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within sixty (60) days,

(f) a receiver or other official is appointed for Tenant or for a substantial part of Tenant’s assets or for Tenant’s interests in this Lease,

(g) any attachment or execution against a substantial part of Tenant’s assets or of Tenant’s interests in this Lease remains unstayed or undismissed for a period of more than twenty (20) days, or

(h) a substantial part of Tenant’s assets or of Tenant’s interest in this Lease is taken by legal process in any action against Tenant,

then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.

(a) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord’s option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant’s further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord’s termination of possession or termination of this Lease shall be applied by Landlord against Tenant’s obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.

(b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant’s rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord’s damages and Tenant’s liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

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Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant’s property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord’s consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

(c) Tenant’s Continuing Obligations/Landlord’s Reletting Rights.

(i) Unless and until Landlord shall have terminated this Lease under subparagraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses, damages and expenses, including reasonable attorneys’ fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

(ii) If Landlord either terminates Tenant’s right to possession without terminating this Lease or terminates this Lease and Tenant’s leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord agrees, however, to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.

(iii) Intentionally omitted.

(d) Landlord’s Damages.

(i) The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

(A) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and

(B) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant’s property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and

(C) all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

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(ii) The damage sums payable by Tenant under the preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord’s subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

(iii) Landlord may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of consequential damages (consequential damages specifically being limited to Tenant’s holdover or failure to surrender the Premises at the expiration of the Lease) and all moneys due or to become due from Tenant under any of the provisions of this Lease.

(e) Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder beyond any applicable notice and cure periods, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord’s incurring of costs or expenses.

Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(f) Additional Remedies. In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

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__________ (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

(g) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading “Money Rates” in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the “Default Rate”).

(h) Landlord’s Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

(i) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

(j) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord’s receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant’s previous default.

LANDLORD DEFAULT. If Landlord shall be in default in the performance of any of its obligations under this Lease which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default (or such shorter period as may be appropriate in the case of an emergency, provided the same is clearly communicated to Landlord), or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity, upon at least five (5) business days prior written notice, incur any reasonably necessary expense to perform the obligation of Landlord specified in such notice and deduct such expense from the Fixed Rent (or such amount shall be refunded to Tenant if the Term shall have expired prior to Tenant receiving the full credit therefor).

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23. LANDLORD’S LIEN.

Notwithstanding anything to the contrary in this Lease, Landlord waives all applicable common law and statutory liens on all of Tenant’s personal property located in the Premises in favor of any lender or lessor providing financing or a finance lease for Tenant’s personal property. Subject to the aforesaid, Landlord will retain its common law and statutory landlord’s liens. During the Term, Landlord agrees to execute upon Tenant’s written request, any commercially reasonable form of release of Landlord’s lien as to any furniture, fixtures, equipment, and other personal property belonging to Tenant and located in the Premises.

24. LANDLORD’S REPRESENTATIONS AND WARRANTIES.

Landlord represents and warrants to Tenant that: (a) Landlord is the owner of the Building and the Project; (b) Landlord has the authority to enter into this Lease and (c) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord.

25. SURRENDER.

Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During the first thirty (30) days occupancy beyond the expiration of the Term, the amount of Fixed Rent owed to Landlord by Tenant shall automatically increase for an additional month at one hundred fifty percent (150%), the sum of the Fixed Rent as those sums are at that time calculated under the provisions of the Lease. Thereafter, the amount of Fixed Rent owed to Landlord by Tenant shall automatically increase, on a month to month basis, at one hundred and seventy five (175%), the sum of the Fixed Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of Rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney’s fees, incurred by Landlord as a result of such holdover.

26. RULES AND REGULATIONS.

Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “F” attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant’s rights under this Lease. Tenant’s right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within ten (10) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord’s failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.

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27. GOVERNMENTAL REGULATIONS.

(a) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project.

(b) Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant’s expense, before engaging in Tenant’s business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant’s business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant’s property therein or against Tenant’s leasehold estate.

(c) Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. ’12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord’s Work (as defined in Article 4 hereof). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises and the interior, non-structural portion of the Premises which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.

(d) Landlord warrants that as of the Commencement Date, the Premises is in compliance with all applicable laws, including, without limitation, the Americans with Disabilities Act and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto.

28. NOTICES.

(a) Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g. Federal Express) with evidence of receipt required for delivery; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class United States mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the addresses set forth in Article 1(l) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

29. BROKERS.

Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in Article l(k); and that otherwise no broker or finder called the Premises to Tenant’s attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article. Landlord shall pay the Broker pursuant to a separate agreement.

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30. CHANGE OF BUILDING/PROJECT NAME.

Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated.

31. LANDLORD’S LIABILITY.

Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building so long as any purchaser of the Building expressly assumes Landlord’s obligations hereunder in writing; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building of which the Premises form a part (including the rents, issues, profits, insurance, condemnation and sales proceeds thereof) for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

32. AUTHORITY.

Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

33. NO OFFER.

The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

34. RELOCATION. So long as Tenant continues to lease at least 10,000 rentable square feet of the Premises, the following provision shall NOT apply:

Landlord, at its sole expense, on at least sixty (60) days’ prior written notice to Tenant, may require Tenant to move from the Premises to another suite of substantially comparable size and decor in the Building or in the Project in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in the Building. In the event of any such relocation, Landlord shall pay all the expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises and shall also pay the expenses of moving Tenant’s furniture and equipment to the new premises and for reasonable amounts of stationary and other reasonable expenses incurred by Tenant in connection with such relocation. Tenant shall execute any reasonable amendment evidencing the terms of the relocation as Landlord may require in its reasonable discretion.

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35. TENANT FINANCIAL INFORMATION.

Any time and from time to time during the Term (but not more than once during any twelve month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position) upon not less than thirty (30) days prior written request from Landlord, Tenant shall deliver to Landlord: (i) Tenant’s most recent, accurate, complete and detailed balance sheet of Tenant, a profit and loss statement, a cash flow summary and all relevant accounting footnotes, all prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Tenant to be a fair and true presentation of Tenant’s current financial position; (ii) if such financial statements have been issued in accordance with the Guarantor’s contractual reporting requirements, the financial statements of Guarantor audited by an independent certified public accountant for the last applicable calendar year; and (iii) current bank references for Tenant. Tenant agrees that its failure to strictly comply with this Article 35 shall constitute a material Default by Tenant under this Lease. Landlord shall keep all information provided hereunder strictly confidential.

36. MISCELLANEOUS PROVISIONS.

(a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 12 hereof.

(b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law.

(c) Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

(d) Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

(e) Gender. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

(f) Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant’s case, with the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.

(g) Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

(h) Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

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(i) Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Radnor, Pennsylvania) on the last day of the Notice or other period.

(j) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord’s mortgagee.

(k) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

(1) Recordation of Lease. Tenant shall not record this Lease without the written consent of Landlord.

(m) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

(n) No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

(o) Guaranty. In order to induce Landlord to execute this Lease, Tenant’s Guarantor shall execute a guaranty of the obligations of the Tenant hereunder. Such guaranty shall be in a form satisfactory to Landlord and substantially similar to Exhibit “G”, attached hereto.

(p) No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

(q) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s or Tenant’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or Landlord or Tenant are unable to fulfill or is delayed in fulfilling any of its other respective obligations under this Lease, no such inability or delay shall constitute a default hereunder and the time period for performance shall be extended for the period of such delay and no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve either party from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

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37. WAIVER OF TRIAL BY JURY.

LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

37. CONSENT TO JURISDICTION.

Tenant hereby consents to the exclusive jurisdiction of the state courts located in Delaware County and to the federal courts located in the Eastern District of Pennsylvania.

38. OFAC/PATRIOT ACT COMPLIANCE. Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) to its actual knowledge, engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.). Tenant further represents, warrants and covenants that Tenant shall conduct its business operations in compliance with the forgoing laws, rules, orders and regulations. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The breach of either of the above representations, warranties and covenants by Tenant shall be an Event of Default under this Lease.

39. STORAGE SPACE. Landlord shall provide Tenant with approximately 1,500 square feet of storage space during the Term at no charge to Tenant.

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40. INTERRUPTION OF SERVICES.

If any of the services provided for in this Lease by Landlord are interrupted or stopped or if there is a defect in supply, character of, adequacy or quality of any of such services (collectively, a “Failure”), Landlord will use reasonable diligence to resume the service and correct the Failure; provided, however, no Failure of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant’s personal property caused by any such Failure), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord’s reasonable control, any of the services required to be provided by Landlord under this Lease should become subject to a Failure and should remain subject to a Failure for a period in excess of 72 hours after notice of such Failure from Tenant to Landlord, and if such Failure should render all or any portion of the Premises untenantable (“Untenantable”), then commencing upon the expiration of such 72 hour period, Tenant’s Rent will equitably abate in proportion to the portion of the Premises so rendered Untenantable for so long as such services remain subject to the Failure for such reasons. Without limiting those reasons for a Failure that may be beyond Landlord’s reasonable control, any such Failure due to the following will be deemed caused by a reason beyond Landlord’s control: (i) that is required in order to comply with any laws, ordinances or requests from governmental authorities; (ii) any casualty; (iii) intentionally omitted; (iv) an emergency; (v) shortages of labor or materials; or (vi) any other causes of any kind whatsoever that are beyond the control of Landlord, including, but not limited to: (A) lack of access to the Building or the Premises (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas); (B) any cause outside the Building; (C) reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises); (D) disruption of mail and deliveries to the Building or the Premises resulting from a casualty; (E) disruptions of telephone and telecommunications services to the Building or the Premises resulting from a casualty; or (F) blockages of any windows, doors, or walkways to the Building or the Premises resulting from a casualty.

If, due to reasons within Landlord’s reasonable control a Failure occurs and exists for thirty (30) days after notice of such Failure from Tenant to Landlord, and if such Failure should render all or any portion of the Premises Untenantable, then commencing upon the expiration of such thirty (30) day period, Tenant shall have the right to terminate this Lease upon five days written notice to Landlord, provided that if such Failure is resolved within the five day period, such notice of termination shall be ineffective and this Lease shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:
RADNOR PROPERTIES-201 KOP, L.P.

WITNESS:	By: Radnor GP-201 KOP, L.L.C.,
its general partner

	By:	/s/ Daniel Palazzo
Name:	Name:	Daniel Palazzo
Title:	Title:	Vice President-Asset Manager
TENANT:
WITNESS:	GREEN APPLE MANAGEMENT COMPANY, LLC

	By:	/s/ David Miller
Name:	Name:	David Miller
Title:	Title:

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EXHIBIT “A”

SPACE PLAN

201 King of Prussia Road
Second Floor

Suite 280
12,404 RSF
Available
Suite 200
9,136 RSF
Available
Suite 230
5,094 RSF
Suite 220
3,156 RSF
Suite 240
5,110 RSF
Available
Suite 250
2,951 RSF
Available
3,924 RSF

SPACE PLAN

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EXHIBIT “B”

TENANT’S TELE/DATA REQUIREMENTS:

Tenant’s requirements for installing voice and data cabling in commercial offices in Radnor Township are outlined in detail by the Code Enforcement Office for Radnor Township. This information is available on-line at www.Radnor.com or by calling the Radnor Township Code Enforcement Office at 610-688-5600.

Tenant shall provide Landlord with its signed and sealed Tele/Data drawings and a copy of its contract with the Tele/Data vendor retained by Tenant no later than two (2) weeks after signing the Lease or sooner if necessitated by the time restraints of the construction to the Premises.

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EXHIBIT “C”

Tenant: GREEN APPLE MANAGEMENT COMPANY, LLC
Premises: Suite 200, 201 King of Prussia Road, Radnor, Pennsylvania 19087
Square Footage: 29,601 RSF

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the____day of___, 2010, between RADNOR PROPERTIES-201 KOP, L.P., a Delaware limited partnership, with an office at 555 E. Lancaster Avenue, Suite 100, Radnor, PA 19087 (“Landlord”) and GREEN APPLE MANAGEMENT COMPANY, LLC, a _______limited liability company, with its principal place of business at ____(“Tenant”), who entered into a lease dated for reference purposes as of ________, 2010, covering certain premises located at Suite 200, 201 King of Prussia Road, Radnor, Pennsylvania 19087. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The Parties to this Memorandum hereby agree that the date of ________, 2010 is the “Commencement Date” of the Term, that the date ______, 2010 is the Rent Commencement Date and the date _____is the expiration date of the Lease.

2. Tenant hereby confirms the following:

(a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b) That the improvements, including the Landlord’s Work required to be furnished according to the Lease by Landlord have been Substantially Completed;

(c) That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d) That there are no offsets or credits against rentals, and the $54,268.50 Security Deposit has been paid as provided in the Lease;

(e) That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3. Landlord hereby confirms to Tenant that its Building Number is 590 and its Lease Number is ________. This information must accompany each Rent check or wire payment.

4.	Tenant’s Notice Address is:	Tenant’s Billing Address is:

Green Apple Management Company, LLC c/o J.G. Wentworth Originations, LLC Attn: General Counsel 3993 Howard Hughes Pkwy Suite 250 Las Vegas, Nevada 89169 Fax No: E-Mail:

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5. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD:
RADNOR PROPERTIES-201 KOP, L.P.

By: Radnor GP-201 KOP, L.L.C.,
its general partner

By:
Name:	Name:
Title:	Title:

WITNESS:	TENANT:
GREEN APPLE MANAGEMENT COMPANY, LLC

By:
Name:	Name:
Title:	Title:

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EXHIBIT “D”

LANDLORD’S WORK

LANDLORD'S WORK

d2 solutions inc.
JG Wentworth
SECOND FLOOR
Test Fit Plan
TF1

Pricing Notes

Project	JG Wentworth	Date:	06.14.10
Project No:		Plan No.:	TFI
Location:	201 King of Prussia Road	Building Landlord:	Brandywine Realty Trust
Floor:	Second Floor	Building Contact:	Melissa Meyer
		Prepared by:	Tony Palomba

Division 1: General

1.1 The term “provide”, in connection with any specified item, is intended to mean unless otherwise noted, that such items shall be furnished, installed and connected as required as part of the general construction scope, typical.

Note: Where costs are indicated in this document, they refer to manufacturer’s material cost for product only. Materials only costs do not include taxes, shipping, adhesive, mark up, labor, etc.

1.2 Clean, touch up, patch, and/or repair all existing walls, partitions, columns, perimeter windows, frames, mullions, baseboard heaters and mini blinds within scope of work, as required to achieve “like new” appearance.

1.3 Provide all partitions and items per plan, see plan for partition types and means of construction.

1.4 Contractor to walk through suite and advise landlord’s representative and D2 Solutions, Inc. of all field conditions not noted that will impact pricing.

1.5 Any deviations and/or assumptions from this document must be noted on preliminary pricing and submitted to D2 Solutions, Inc. tenant and landlord. Contractor is to provide an itemized pricing summary per division. Contractor to indicate all deduct or add alternates specified.

1.6 Contractor’s pricing to include all necessary permit and application fees required to fit out space per plan, typical.

1.7 Contractor is responsible for the installation of all mechanical, electrical, plumbing, sprinkler and life safety systems in accordance with the MEP Engineer’s drawings.

Division 2: Demolition

2.1 Contractor to reuse all items salvaged from demolition where possible to realize new plan layout and specifications. Items to include, but not limited to: doors, door frames, glass, windows/sidelights, hardware, electrical receptacles, and drinking fountains. If applicable, contractor to purchase new only if unavailable from demolition and/or building’s inventory. Contractor to ensure all salvaged items are clean and in good working order. All new items to match existing.

2.2 Contractor to inspect existing floor slab for any conditions, such as control joints, expansion joints, cracks, unevenness and/or other pre-existing finishes that conflict with the installation & maintenance of the new floor coverings per this document.

Division 6: Millwork (see plan for locations)

6.1 Backer Board: Provide (1) 3/4“x4‘x8’ painted fire treated plywood panel mounted on 2“x4” wood stud spacers along longest wall. Plywood to start 5” above finished floor.

Location: Server Room

2540 Renaissance Boulevard | Suite 100 | King of Prussia, PA 19406 | www.d2solutionsinc.com
610.238.0330 p  610.238.0299 f

6.2 Coat Closets: Provide painted wood shelf and chrome rod at all coat closets. ADA accessible height in half of one closet or 24” minimum of one closet.

6.3 Blocking:

6.3.1 Provide blocking as required for items listed in division 6,

6.3.2 Provide (1) 1/2“x4‘x4’ painted fire treated plywood panel mounted 36” AFF for tenant provided Plasma screen. Location: Board Room and (1) Conference Room

6.4 Pantry Unit:

6.4.1 Upgraded Pantry: 25” deep solid surface or stone countertop with backsplash and eased edges. Flush overlay plastic laminate cabinets with concealed hinges and 5” decorative wire pulls and MCP interiors. Base cabinets 34” high with (1) adjustable shelf and (1) drawer. Wall cabinets 30” high x 12” deep with (2) adjustable shelves. Undercounter mount Stainless steel ADA compliant sink with gooseneck faucet and wrist blades. Provide ADA compliant 40” wide base cabinet with integral kick base at sink locations. Assume $20.00 per pull. Assume all cabinets not to exceed 36” width, unless noted otherwise.

Location: Sales Pantry, Board Room Pantry, Lunch Room

6.5 Counter, Base and Wall cabinets:

6.5.1 Typical Cabinetry: 25” deep self-edge plastic laminate countertop with backsplash, scribe at edges. Flush overlay plastic laminate cabinets with concealed hinges and 5” decorative wire pulls and MCP interiors. Base cabinets 34” high with (1) adjustable shelf and (1) drawer. Wall cabinets 30” high x 12” deep with (2) adjustable shelves. Assume $20.00 per pull. Assume all cabinets not to exceed 36” width, unless noted otherwise.

Location: Copy/Print Areas

6.7 Adjustable Shelves: 15” deep plastic laminate shelves on heavy duty twin slotted wall standards and heavy duty brackets. 30” maximum spacing with 6” maximum shelf overhang. (5) high typical and (3) high above countertops.

Location: Storage Closets

Provide separate line item pricing for the following:

6.8 Reception Desk: Deleted from Scope of Project

6.9 Accent Wall: Provide an allowance for a custom built architectural millwork feature wall in the Reception Area as indicated on the plan. Assume a $15,000 allowance for millwork and installation.

6.10 Upgraded Trim: Provide allowance for 6” recessed maple or cherry base in the Reception Area and Board Room.

6.11 Exec. Admin Desk: Deleted from Scope of Project

Division 8 (8.1 – 8.9): Doors, Frames and Hardware

8.1 Interior Door Assembly:

Solid Door (Typical):	3‘x8‘x 1-3/4” solid core wood door. Stain grade to match building standard.

Metal Frame:	2” painted hollow metal knock down frames

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Interior Hardware:	Heavy-duty commercial grade type with ADA compliant lever handle; full mortise heavy-duty butt hinges; neoprene silencers; wall/floor stops.

Locksets:	See plan for quantity of locksets. Key separately, tie to building and tenant master. Entry/exit doors equipped with heavy-duty commercial grade entrance lock hardware with ADA compliant lever handle. Schlage or equal

Coat Hooks:	Installed at all Private Offices. Allow $10.00 each. (Material cost)

Card Readers:	See plan for quantity of card readers. GC to provide electric strike on single solid doors unless noted otherwise and magnetic lock on wood/glass, glass, double, fire stair and existing doors at all card reader locations. Coordinate work in field with tenant’s security vendor. Tie doors to building emergency system for fail-safe operation. Readers, wiring and devices furnished and installed by tenant’s security vendor.

Finish:	All exposed hardware to be brushed chrome.

Closers:	Surface mounted overhead ADA compliant closer with hold open feature and concealed fasteners (no through bolting).

Location: All exit/egress doors, Storage, Server Rm.

Closet Hardware:	Dummy lever trim, overhead stops and heavy-duty roller catches for double doors at Coat and Supply Closets.

Fire Rated:	Provide self-closing fire rated door and frame assemblies as required per plan.

Smoke Rated:	Provide self-closing smoke rated door and frame assemblies as required per plan.

8.2 Specialty Doors/Frames:

8.2.1 Glass Door:	Pair of 3‘x8’ Herculite or equal dear tempered frameless glass doors with top and bottom 4” high beveled brushed chrome rails. Pivot hardware with integral closers with hold open function, door pulls on both sides. Dorma Ogro stainless steel mitered pull handles #TG 9357, 300mm length, 30mm diameter or other specification. (300mm = 11.8”) Card reader with magnetic locks. All security equipment to be coordinated with tenant’s security vendor and tied to building emergency system. Contractor to provide electrical feed as required.

Location: Reception Area

8.2.2 Single Glass Door:	Deleted from Scope of Project.

8.2.3 Wd/Glass Door:	3‘x8‘x 1-3/4” Stain grade wood stile and rail (6” stile and top and 12” bottom rail) with clear safety glass.

Location: Boardroom, Hotelling Office/Conference Room, Small Conference Room

8.2.4 Pocket Doors:	3‘x8‘x 1-3/4” solid core wood door. Stain grade to match building standard. Door mounted in painted wood frame with Hafele’s Hawa Junior 120/B sliding door hardware, Hafele 161.16.613 Edge Pull & Tydix #62134 Flush Pull.

Location: Board Room to Pantry as indicated on plan

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8.3 Specialty Hardware/Frame:

8.3.1 Push/Pull Hardware:	Provide push/pull door hardware as indicated above for all Glass and Wood/Glass doors

8.3.2 Entry/Exit Hardware:	Heavy-duty commercial grade entrance lock hardware with ADA compliant lever handle. Surface mounted overhead ADA compliant closer with concealed fasteners (no through bolting).

Division 8 (8.10 – 8. 19): Glass & Glazing

8.10 Sidelights:	8’ high x 3’ wide glass office/conference room fronts with brushed stainless steel 4” top and bottom beveled rail. Glass to be minimum 1/4” thk. clear, tempered glass maximum 42” wide. Provide clear silicone caulk between glass and at sides, typ.

Location: Refer to Plan for extent

Division 9 (9.1 – 9.9): Acoustical Ceilings

9.1 Provide 2’ x 2’ suspended ceiling grid and tile. Assume 9’-0” AFF minimum

Tile: To match building standard

Grid: To match building standard

Location: Conference Area Corridor, Board Room

9.2 Provide 2’ x 4’ suspended ceiling grid & tile. Assume 9’-0” AFF minimum

Tile: To match building standard

Grid: To match building standard

Location: Throughout unless otherwise noted.

9.3 Provide additional “T’s” as required for linear diffusers and mechanical devices, typ.

Division 9 (9.10 – 9.19): Gypsum Board Assemblies

9.10 Provide gypsum wall board ceiling, painted with two finish coats of Benjamin Moore or equal flat finish.

Location: Reception Area and Board Room

9.11 Contractor to fum out and provide drywall at all columns and exterior perimeter wall if needed. Verify conditions in field.

9.12 Provide GWB Headers throughout, per plan.

9.13 Contractor to verify existing demising and corridor partition construction. If existing partitions are not full height partitions that go to deck, contractor to upgrade partition to extend from floor to deck and match criteria listed below.

9.14 Refer to plan for partition types, typ.

9.15 Where partition height exceeds 14’-4”, substitute 20 ga. metal studs, typ. Maximum deflection to be L/240, typ. If partition height exceeds 16’-5”, substitute 25 ga. 6” wide metal studs, typ. with a maximum height of 19’-9”. Follow Limiting heights data provided by ASTM C754. Contractor to verify conditions in field, typ.

9.16 Provide expansion joint every 30’ of uninterrupted partition, verify in field, typ. Coordinate location in field with D2 Solutions.

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Division 9 (9.20 – 9.29): Resilient/Tile Flooring, Wall Base and Wall Tile

9.20 Provide two coats of sealer wax on all vinyl composition tile and/or vinyl flooring requiring sealant.

9.21 Resilient Flooring:

9.21.1 Vinyl Comp. Tile (VCT):	Provide spec or allocate $1.50 square foot (materials only) for 12“x12” tile. Provide 2-4 colors, pattern to be determined.

Location: Copy/Print, Storage Room, File Room

9.21.2 Resilent Flooring:	Allocate $6.00 square foot (materials only) for vinyl plank wood look flooring or equal.

Location: Pantries, Lunchroom

9.22 Static Dissipative Tile:	Armstrong or eq.

Location: Server Rm.

9.23 Wall Base:

9.22.1 Vinyl Base (VB):	Johnsonite 4” cove base at resilient or VCT floor and straight base at carpet.

Location: Throughout unless otherwise noted.

9.24 Stone/Ceramic Flooring:

9.23.1 Stone Tile Flooring:	Allocate $12.00 square foot (materials only) for porcelain or granite floor tile. Assume pattern to be determined. Assume at these location associated tile base.

Location: Reception Area
9.25 Wall Tile:

9.25.1 Decorative Tile:	Allocate $12.00 square foot (materials only) for 4“x6” +/- Glass or eq. tiles installed on wall above backsplash and extend to underside of wall cabinet, typ.

Location: Lunch Room, Board Room Pantry

Division 9 (9.30 – 9.39): Carpet

9.30 Provide Schluter metal edge at tile/carpet intersection and vinyl reducer strip at carpet / VCT/ resilient flooring intersection, typical.

9.31 Carpet installation is to be direct glue-down per manufacturer’s instructions, using minimum joints and seams. Provide color samples & seaming plan. Assume 10% overage for pattern match.

9.32 Cut & Loop Carpet:	Tufted cut and loop broadloom pile, provide $30.00 sq. yard allowance (materials only).

Location: Conference Area Corridor, Board Room, Conference Rooms, President’s Office, CEO’s Office

9.33 Carpet Tile:	$25.00 sq. yard allowance (materials only) cut and loop or equal.

Location: Throughout unless otherwise noted.

Division 9 (9.40 – 9.49): Paint and Wallcovering

9.40 Provide touch up painting allowance for after tenant move in for repairs.

9.41 Contractor to prepare walls as required to receive new finishes.

9.42 All walls receiving wallcovering are to be finished to a level 5 finish.

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9.43 Paint:	Provide one coat of primer and two finish coats of Benjamin Moore, eggshell finish wall paint and semi-gloss latex finish door and trim paint.

9.44 Accent Paint:	Provide accent wall paint of Benjamin Moore. Assume deep tone requiring tinted primer and four finish coats. Assume 30% of partitions to receive accent paint.

9.45 Wallcovering:	Vinyl or Fabric wallcovering. Allocate $2.50 SF allowance (materials only).

Location: Board Room, Reception Area, Conference Area Corridor, Large Conference Room, Lunch Room and Sales Pantry.

9.46 Specialty Wallcovering:	Provide “Walltalkers” writable vinyl wallcovering along 1) longest wall with metal ledge/chart rail below. Wallcovering to be 60” high and start 34” AFF. Provide continuous metal ledge at 34” AFF. Assume $3.00 Material cost/SF for “Walltalkers.

Location: Training Room, Sales Conference Room

Division 10 (10.1 – 10.9): Signs

10.1 Landlord to provide building standard entry signage and lobby directory listing as per lease terms.

Division 11: Equipment/Specialties

11.1 All furniture workstations and equipment to be provided by tenant and/or tenant’s vendor/consultant unless otherwise noted. General contractor to initiate coordination with tenant’s furniture consultant.

11.2 Appliances: Finish: Stainless steel Contractor to provide in Lunchroom:	(2) full size refrigerator, GE # PFSS2MIYSS (22.2 CF) or equal,
(1) undercounter ADA compliant icemaker,
(1) ADA compliant dishwasher,
(1) microwave (Countertop or under cabinet mount),
(1) toaster oven

Contractor to provide in Sales Pantry:	(1) full size refrigerator, GE # PFSS2MIYSS (22.2 CF) or equal,
(1) microwave (Countertop or under cabinet mount)
(1) toaster oven

Contractor to provide in Board Rm Pantry:	(1) undercounter ADA compliant icemaker,
(1) ADA compliant dishwasher,

11.3 Projection Screen:	Provide 8‘x 6’ recessed motorized projection screen with wall control switch by Da-Lite or equal. Contractor to provide all support components as required and modify ceiling as required.

Location: Training Room

11.4 Sound Masking System:	Provide allowance for sound masking system throughout open office area. Contractor to provide all support components as required and modify ceiling as required. Coordinate work in field with tenant.

Location: Sales Floor

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Division 12: Window Blinds

12.1 Provide 1” horizontal mini-blinds (Bali or equal) on all perimeter windows, if not existing or by landlord.

Division 13 (13.1 – 13.9): Fire Detection and Alarm Systems

13.1 Provide, install and modify life safety items including but not limited to exit signs, emergency lighting, horns, strobes, fire alarm systems, smoke detectors, etc. as required to be compliant with all current and applicable codes. A location diagram to be provided to D2 Solutions prior to installation. Contractor is responsible for coordination and connection of all such items to the building’s main monitoring panel(s).

13.2 Existing Annunciation system is to remain operable during construction & demolition phases. Maintain operable fire detection and alarm system during all phases.

13.3 Engineering	See Note 1.7, typical

Division 13 (13.10 – 13.19): Fire Suppression and Sprinkler Systems

13.10 Fire Extinguishers:	Install 10 pound ABC fire extinguisher (or building standard) with semi-recessed cabinet every 5,000 square feet and in Lunchroom and pantry areas.

13.11 Sprinklers:	Provide concealed sprinklers per local and national codes in all areas with GWB ceilings.

Provide branch and distribution sprinkler piping from base building mains and provide semi-recessed sprinkler heads, to match existing, to meet requirements of NFPA 13 and local codes. Assume sprinklers to be centered within acoustical ceiling tile, typical.

If existing, assume a minimum of 30% to be relocated to accommodate plan.

13.12 Pre-action:	Provide pre-action suppression system. Unit to be tied into building emergency system. Provide drain, power, gaskets, seals and signage as required. Coordinate work in field with tenant’s security vendor.

Location: Server Room

13.13 Engineering	See Note 1.7, typical

Division 15 (15.1 – 15.9): Plumbing Fixtures and Piping

15.1 Sink and Faucet:	Stainless steel ADA compliant sink with gooseneck faucet and wrist blades.

Location: Pantry areas. (See Division #6 for location of undercounter mount sinks.)

15.2 Water Purification:	Provide water purification system at each sink location. Run all water lines through purification system prior to final connection to coffee maker, icemaker, refrigerator, etc.

15.3 Water Lines:	Install cold water lines with shut off valve for refrigerator, coffee maker, icemaker and bottle-less water cooler. Contractor responsible for connecting the lines to the appliances and ensuring proper delivery of water.

15.4 Water Heater:	Contractor to provide a separate water heater at all sink locations, including but not limited to pantry, kitchen, lunchroom, etc. Water heater to be located in either a base cabinet, above the ceiling or freestanding if indicated. In the event water heater is above the ceiling, contractor is to provide drip pan and water detection device as required by building owner.

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15.5 Engineering	See Note 1.7, typical.

Division 15 (15.10 – 15.19): Heating, Ventilation and Air Conditioning

15.10 Engineering:	See Note 1.7, typical.

15.11 Dedicated HVAC:	Provide dedicated 5 ton HVAC unit tied to thermostat for 24 hour / 7 day operation. Allow sufficient BTU’s of cooling based on size of room and to provide constant temperature of 67 degrees Fahrenheit. Unit to be tied to tenant’s security system and either be supplemental to the building system, or augment the building system in the event of a shut down after hours or during weekends. Contractor to indicate in pricing the type of unit priced.

Location: Server Room

15:12 Thermostat:	Provide separate thermostat control for Conference Rms. greater than 250 Sq. Ft. and rooms as noted.

Location: Sales Room

Provide separate thermostat control for dedicated HVAC units.

15.13 Exhaust Fans:	Provide exhaust fan with solid-state variable speed control switch in rooms greater than 200 square feet and in Pantry areas.

15.14 Diffusers:	Provide linear diffusers at all GWB ceilings, typical.

15.15 Ducts:	Duct work to be insulated on the outside for sound at all conference rooms.

15.16 Returns:	Boot returns in rooms with sound insulation.

15.17 Dampers:	Provide fire-rated dampers at all fire-rated partitions. Provide smoke dampers at all smoke sealed partitions.

Division 16 (16.1 – 16.9): Wiring Devices and Electrical Requirements

16.1 Provide separate electrical panel for Server Room.

16.2 Provide any additional electrical panels required to realize plan.

16.3 All receptacles to be building standard device and cover plate color match Building Standard.

16.4 Hardwire new electric hot water heaters per note 15.4

16.5 Receptacles as indicated:

16.5A Duplex receptacle: 20 amp	3 per office and conference room
2 per storage room
3 per wall at printer and/or work counters
1 per 30 LF or as required by local code in general open area and corridors

16.5B Duplex receptacle: 20 amp Dedicated	1 per copier, vending, refrigerator, microwave and coffee area 10 for Server Room

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16.5C Duplex receptacle: 30 amp Dedicated Isolated Ground

4 for Server/Computer Room

16.5D Flush mount floor core: with power/voice/data

1 per office in rooms greater than 250 sq. ft. 1 per conference room unless otherwise noted

16.5E Cores with Sleeves	(4) 4” diameter cores with sleeves at Server Room. Contractor to fire-safe cores after installation of Tenant’s voice/data cabling

16.5F Power Feed:	1 per cluster of (4) workstations

Provide wall and flush floor poke thru as required.

(Assume systems furniture utilizes a 4 circuit, 8 wire configuration. Provide (4) 20 amp circuits at each feed location typical. Provide conduit as required.

No more than 8 workstations per 4 circuits.

Division 16 (16.10 – 16.19): Interior Lighting

16.10 All open area lighting to be tied to contactors.

16.11 Provide dual technology occupancy sensor switches at all enclosed rooms and ceiling mounted in open areas where required. Cover plates to match Building Standard.

16.12 Provide a total of (5) Dimmer Switches throughout.

16.13 Lighting as indicated:

16.13A 2’ x 4’ Fluor: Lay-In Indirect Basket:	(3) 32W T8 lamps. (Allocate $130.00 per fixture.)
1 per 80 square feet – open areas and corridors 1 per 60 – offices and workrooms
16.13B Fluorescent Downlights:	6” aperture, (1) 32 watt fluor. lamp with clear finish, white flange and electronic ballast. (Allocate $100.00 per fixture.) Location: (10) in Reception Area
16.13C Fluorescent Wall Washers:	6” aperture, (1) 32 watt fluor. lamp with clear finish, white flange and electronic ballast. (Allocate $100.00 per fixture.) Location: (5) in Reception Area
16.13D Incandescent Downlights:	6” aperture, (1) 75 watt incand lamp with clear finish, white flange. (Allocate $100.00 per fixture.) Allocate a total Quantity of (35) fixtures to be utilized throughout plan
16.13E Linear Direct or Indirect Pendant:	Fluor, stem or cable mounted fixture (Allocate $500.00 per LF) Location: Board Room
16.13F Undercabinet Fluor. Task Light:	Provide under wall cabinets for full coverage in Pantries and Copy/Print Rooms.

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16.13G Decorative Low Voltage Pendants:	12 volt, 50 watt MR 16 lamp (Allocate $500.00 per fixture)

Allocate a total Quantity of (3) fixtures to be utilized throughout plan

16.14 Engineering	See Note 1.7, typical.

Division 16 (16.20 – 16.29): Voice and Data Systems

16.20 Tenant’s voice/data vendor to provide all voice/data cabling and devices. Contractor to provide back boxes and pull strings for voice/data receptacles and coordinate with tenant’s vendor as required.

16.21 Any Data cabling running below floor is to run in protective conduit. Conduit to be provided by GC.

16.22 All receptacles to be building standard device and cover plate color: match Building Standard.

16.23 Contractor to provide backbox and pull string as follows:

1 per office

2 per office greater than 200 square feet

2 per storage room

3 per printer/work counter

3 per reception area

4 per copy/mailroom

2 per conference rooms greater than 225 square feet

4 per for training room (Assume 75% required in floor with conduit required)

1 per cluster of (4) workstations

Assume (1) voice/data per workstation, consisting of (2) voice and (2) data lines per location, cat. 6 wiring. Contractor to determine quantity required and size poke thru accordingly.

16.24 Voice/Data feed:	1 per cluster of (4) workstations.

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EXHIBIT “E”

CLEANING SPECIFICATIONS

DAILY
Empty Trash and Recycle Remove Spots/Spills from Carpet Remove Visible Debris/Litter from Carpet Spot Clean Desks and Tables Straighten Chair – Furniture Turn Off Lights

WEEKLY

Dust Desks and Computer Monitors

Vacuum Carpet

Clean Wastebaskets

Clean Light Fixtures and Vents

Clean Telephones

Clean Walls, Switch Plates and Baseboards

Dust File Cabinets, Partitions and Bookshelves

Clean Chairs

Clean Doors

Clean Tables

Dust Pictures and Surfaces Over 5’

Dust Window Sills, Ledges and Radiators

Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICATIONS DAILY
Sinks Floors Counters Trash Receptacle Toilet/Urinals Dispensers Door Spot Clean Walls Spot Clean Partitions

WEEKLY
Dust Lights Dust Surfaces Over 5’ Ceiling Vents Clean Walls Clean Partitions

FLOOR CARE SPECIFICATIONS
DAILY
Spot Clean Carpet

WEEKLY
Burnish Polished Surfaces

MONTHLY
Machine Scrub Restroom Floors Scrub and Recoat Copy Room Floors Scrub and Recoat Kitchenette Floors

ONCE EVERY FOUR MONTHS
Shampoo Conference Room Carpets

YEARLY
Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE.
THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING
SPECIFICATIONS IS TO BE BORNE BY THE TENANT

EXHIBIT “F”

BUILDING RULES AND REGULATIONS
LAST REVISION: January 1, 2009

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him, her or it in a like manner as if originally prescribed.

1.	Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2.	No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.	Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.	Except as set forth in the Lease, no tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.	Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.	No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building.

8.	No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.	No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.	No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Rollerblading and Rollerskating shall not be permitted in the Building or in the common areas of the Project.

11.	No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

12.	Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters and/or vending machine), or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.	No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

14.	Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.	All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16.	Tenant shall not use the name of the Building, Landlord or Landlord’s Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.	Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.

18.	All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building. Tenant shall procure and deliver a certificate of insurance from tenant’s movers which certificate shall name Landlord as an additional insured.

19.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20.	Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord’s approval (which approval shall not be unreasonably denied or delayed) and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

22.	Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.	No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

24.	No employees or invitees of tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

25.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

26.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

27.	Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removal of these recyclable items will be by Landlord’s janitorial personnel.

28.	Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.

29.	Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

30.	No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.	Tenant or tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

33.	No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.	Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.	Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.	Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

37.	Landlord will not permit entrance to tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.	Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39.	Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

40.	Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.

EXHIBIT “G”

GUARANTY

(Dated________)

WHEREAS, RADNOR PROPERTIES-201 KOP, L.P., a Delaware limited partnership having offices at 555 E. Lancaster Ave., Suite 100, Radnor, PA 19087 (“Landlord”), and GREEN APPLE MANAGEMENT COMPANY, LLC, a _______ limited liability company with its principal place of business at _______ (“Tenant”), are about to execute a Lease (“Agreement”) in connection with which Tenant shall lease from Landlord a certain premises hereinafter referred to as (“Premises”) consisting of approximately 29,601 square feet of space in a building as such may be expanded or reduced known as 201 King of Prussia Road, Radnor, Pennsylvania 19087, which Premises, is more particularly described in said Agreement, and

WHEREAS, the undersigned, J.G. WENTWORTH, LLC, a Delaware limited liability company with its principal place of business at ________ (“Guarantor”) has a financial interest in Tenant.

NOW, THEREFORE, for and in consideration of and as a material inducement to the execution of said Agreement by Landlord, and intending to be legally bound, Guarantor hereby irrevocably guarantees the prompt payment by Tenant of its rentals and other sums payable by Tenant under said Agreement and the underlying Lease documents and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Agreement to be kept and performed thereunder by Tenant.

It is specifically agreed and understood that the Terms of the Agreement and or the underlying lease documents may be altered, affected, modified or changed by agreement between Landlord and Tenant and said lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guarantee the performance of said lease as so changed, modified, altered or assigned.

This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under said Agreement against the Tenant, whether pursuant to the terms thereof or at law or in equity.

No notice of default need be given to Guarantor to give effect to the provisions hereof (unless the Lease is assigned to a third party), it being specifically agreed and understood that the guarantee of the undersigned is a continuing guarantee under which Landlord may proceed forthwith and immediately against Tenant or against the Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under terms of the Agreement or the underlying lease or at law or in equity.

Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) any right to require the Landlord to proceed against the Tenant or any other person or entity liable to Landlord, (d) any right to require Landlord to proceed under any other remedy Landlord may have against Tenant before proceeding against the Guarantor, and (e) any right of subrogation.

In order to induce the Landlord to execute said Agreement, Guarantor hereby represents, warrants and covenants as to himself that:

(a) Guarantor is a validly existing limited liability company, in good standing with the authority to enter into this Guaranty and to conduct its business as now conducted and owned.

(b) The person executing this Guaranty on behalf of Guarantor is authorized to bind the Guarantor to the terms of this Guaranty.

(c) The execution and delivery of and the performance by Guarantor of its obligations under this Guaranty do not (i) violate any provision of any applicable law, rule, regulation, order, writ, judgment, decree, determination or aware presently in effect having applicability to such Guarantor or (ii) violate or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which such Guarantor is a party, or by which such Guarantor or any of its property is bound.

(d) This Guaranty has been duly executed by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it, in accordance with its terms.

The undersigned jointly and severally agree to pay to Landlord without demand reasonable attorneys’ fees and all costs and other expenses which Landlord expends or incurs in the event that suit is filed to enforce this Guaranty against the undersigned.

Any notice required hereunder shall be given by registered or certified mail, postage prepaid, return receipt requested or by overnight courier guaranteeing a delivery receipt and addressed to the appropriate party at the following addresses or such other address as the Guarantor or Landlord may from time to time for itself designate in writing pursuant to the foregoing procedure:

Landlord:	Radnor Properties- 201 KOP, L.P. 555 E. Lancaster Avenue, Suite 100 Radnor, PA 19087 Attn: H. Jeffrey DeVuono Fax No.: 610-325-5622 E-Mail: ieff.devuono@bdnreit.com

with a copy to:	Brandywine Realty Trust 555 East Lancaster Avenue, Suite 100 Radnor, PA 19087 Attn: Brad A. Molotsky Fax No.: 610-325-5622 E-Mail: brad.molotskv@bdnreit.com

and, if to Tenant, to:	To be Completed

Guarantor:	To be Completed

The term “Landlord” whenever hereinabove used refers to and means the Landlord in the aforementioned Agreement specifically named and also any assignee or said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or any assignee in such lease or any part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to the Premises or the rents, issues and profits therefrom, or in, or to or under said Agreement or the lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest in the leased premises or under said Agreement shall affect the continuing obligations of Guarantor under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiaiy, trustee or assignee under such mortgage, deed of trust or assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

The term “Tenant” whenever hereinabove used refers to and means the Tenant in the aforementioned Agreement specifically named and also any successor in interest of said Tenant, whether by merger, consolidation or otherwise.

GUARANTOR:
J.G. WENTWORTH, LLC

ATTEST:

***********

FIRST AMENDMENT TO LEASE

This First Amendment to Lease made and entered into this 21st day of February, 2011, by and between RADNOR PROPERTIES-201 KOP, L.P. hereinafter referred to as “Landlord” and GREEN APPLE MANAGEMENT COMPANY, LLC, hereinafter referred to as “Tenant”.

WHEREAS, Landlord leased certain premises consisting of 29,601 rentable square feet of space commonly referred to Suite 200 located at 201 King of Prussia Road, Radnor, PA (“Building”), to Tenant pursuant to that certain Lease dated September 9, 2010 hereinafter collectively referred to as “Lease,” the original Premises being more particularly described therein; and

WHEREAS, Landlord and Tenant anticipated that Landlord could successfully terminate or relocate other tenants in order to combine smaller premises into the Premises;

WHEREAS, Landlord has been unable to terminate or relocate a tenant which leases the current suite 240 consisting of 5,110 rentable square feet (“Suite 240 Premises”), which was originally included in the Premises;

WHEREAS, Landlord has been able to obtain current suite 260 consisting of 3,924 square feet (“Suite 260 Premises”) as well as current suite 320 consisting of 4,740 square feet (“Suite 320 Premises”), which suites were not originally included in the Premises,

WHEREAS, the parties have agreed to modify the Premises to originally exclude the Suite 240 Premises and include the Suite 260 Premises and the Suite 320 Premises, as follows;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1. Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

2. Premises. The Premises shall be defined as a 33,155 rentable square foot portion of the second and third floors as more fully shown on Exhibit “A” attached hereto. The parties acknowledge that the Premises includes the Suite 260 Premises and the Suite 320 Premises which shall be constructed by Landlord, at Landlord’s sole cost and expense, in accordance with that certain plan prepared by d2 Solutions and approved by Tenant which is attached hereto as Exhibit “A-l”. Landlord shall be responsible for the cost of installing Tenant’s tele/data in the Suite 320 Premises, which amounts shall be paid by Landlord within thirty (30) days after receipt of an invoice therefor. The original Premises shall not include the Suite 240 Premises.

3. Addition of Suite 240 Premises. Landlord represents to Tenant that the current lease of the Suite 240 Premises expires by its terms on June 30, 2012. The Suite 240 Premises shall be added to the Premises effective as of the later of (i) September 1, 2012, or (ii) the date on which the improvements shown in that certain plan prepared by d2 Solutions attached hereto as Exhibit “A-l” are completed by Landlord at its sole cost and expense and the Suite 240 Premises is delivered to Tenant free of all prior tenants and such tenants’ furniture, fixtures, equipment and other personal property (the “Suite 240 Commencement Date”). Notwithstanding anything in the Lease to the contrary, Fixed Rent for the Suite 240 Premises shall be $0 per square foot for the period commencing on the Suite 240 Commencement Date and expiring on the date which is twelve (12) months thereafter. Notwithstanding the foregoing, in the event that the Suite 240 Commencement Date has not occurred by December 31, 2012, Tenant shall have the right to terminate the Lease with respect to the Suite 240 Premises only upon written notice to Landlord, in which event the parties hereto shall be released from all further liability under the Lease with respect to the Suite 240 Premises only.

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4. Suite 320 Premises. Tenant shall have the one time right to give back the Suite 320 Premises effective as of the Suite 240 Commencement Date by providing written notice to Landlord not later than March 31, 2012, time being of the essence. In the event Tenant elects to give back the Suite 320 Premises, Tenant shall vacate and surrender the Suite 320 Premises on or before the date which is five (5) business days following the Suite 240 Commencement Date in the condition required for surrender under the Lease and the Premises, commencing as of the Suite 240 Commencement Date, shall consist of 33,525 rentable square feet. If Tenant does not elect to give back the Suite 320 Premises, then the Suite 320 Premises shall remain a part of the Premises and commencing as of the Suite 240 Commencement Date, the Premises shall consist of 38,265 rentable square feet.

5. Term. The first sentence of the second paragraph in Article 3 of the Lease is hereby deleted and of no further force or effect. The parties acknowledge that this Amendment reflects a rent abatement for delay in delivery of the Premises and no further penalty may be assessed. Notwithstanding the foregoing, Tenant’s right to terminate the Lease as set forth in the second sentence of the second paragraph in Article 3 of the Lease remains in full force and effect; provided, however, the second sentence of the second paragraph in Article 3 of the Lease is hereby amended to delete “June 10, 2011” and to replace the same with “July 10, 2011”. Landlord anticipates that substantial improvements of the Premises shall occur on May 15, 2011.

6. Fixed Rent. Fixed Rent shall be abated for the first fifteen (15) months of the Term. Tenant shall pay Fixed Rent for the Premises during the Term as follows:

TIME PERIOD	PER RSF
Month 1-15	$0
Months 16-24	$22.00*
Months 25-36	$22.50*
Months 37-48	$23.00*
Months 49-60	$23.50*
Months 61-72	$24.00*
Months 73-84	$24.50*
Months 75-96	$25.00*
Months 97-108	$25.50*
Months 109-120	$26.00*
Months 121-132	$26.50*

* Plus those charges set forth in Article 6 and 7 of the Lease.

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Landlord shall provide to Tenant a full Fixed Rent schedule upon the determination of the final Premises. Notwithstanding anything to the contrary contained herein, in the event that the Suite 240 Commencement Date has not occurred by the expiration of the fifteenth (15th) calendar month of the Term (unless due to a Tenant’s Delay), then all Fixed Rent due thereafter shall be fully abated until the Suite 240 Commencement Date has occurred. In addition and not in limitation of the foregoing, Tenant shall have no obligation to pay Operating Expenses or Taxes with respect to the original Premises (as modified herein) for the twelve (12) month period following the Commencement Date (the “Free Additional Rent Period”); it being acknowledged that Tenant’s obligation with respect to increases in Operating Expenses and Taxes for the Suite 240 Premises shall commence on the Suite 240 Commencement Date.

7. Tenant’s Allocated Share. Notwithstanding anything in the Lease to the contrary, from the Commencement Date to the day immediately preceding the Suite 240 Commencement Date, Tenant’s Allocated Share for the purposes of Article 6 of the Lease shall be 11.30% based on 28,415 / 251,434 (the Premises excluding the Suite 320 Premises) and for purposes of Article 7 of the Lease shall be 13.19% based on 33,155 / 251,434. The parties acknowledge that Tenant shall not be required to pay Operating Expenses or Taxes with respect to the Suite 320 Premises until the later of (i) the Suite 240 Commencement Date, or (ii) the expiration of the Free Additional Rent Period.

8. Allowances: Landlord shall provide to Tenant the sum of $112,000 to reimburse Tenant for additional construction costs (“Allowance”). In addition, Landlord shall provide to Tenant a moving allowance in the amount of $25,000 which shall be used by Tenant for the relocation to the Premises and/or the relocation from the Suite 320 Premises to the Suite 240 Premises at Tenant’s sole discretion. Landlord shall pay such Allowance and Moving Allowance within thirty (30) days of written request by Tenant together with paid invoices evidencing the cost. In the event Landlord fails to pay the Allowance and/or the Moving Allowance within the time periods required hereby and such failure continues for an additional five (5) days after written notice from Tenant, Tenant shall have the right to offset such unpaid amounts against the rent next becoming due under the Lease.

9. Expansion Right. Subject to (a) Tenant not being in default beyond applicable notice and cure periods at the time of exercise or at the time of its expansion (as described in this paragraph); (b) Tenant occupying the Premises (excluding the Suite 320 Premises) originally demised hereunder; (c) the rights of other tenants within the Building which are granted prior to the date hereof; and (d) such limitations as are imposed by other tenant leases executed prior to the date hereof (or any renewal option(s) in such tenants’ leases which may be granted after the date hereof), Landlord shall notify Tenant with regard to space that is or Landlord expects to become vacant and available for lease in the Building, and Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease for such space (on all of the same terms and conditions as are set forth in this Lease, except as otherwise specified by Landlord) or an amendment to this Lease with which the parties would add such space to the description of the “Premises,” in either case for a term which would be coterminous with this Lease, and which economic terms shall include the estimated date that the space shall be available for delivery, the Fixed Rent and the tenant allowance (if any) to be furnished to Tenant, whereupon Tenant shall have fifteen (15) days next following Landlord’s delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease, or an amendment to this Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in “AS-IS” condition, and Rent for such additional space shall commence on that date which is the earlier of: (x) Tenant’s commencement of business operations in such space, and (y) thirty (30) days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord’s terms within such fifteen (15) day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment within thirty (30) days next following Landlord’s original notice under this Section, then Landlord may, at its discretion, lease such space to a third party (so long as Landlord does not decrease the economic terms by an amount equal to or greater than ten percent (10%) of the total economic terms set forth in Landlord’s notice given to Tenant under this Section), provided that if Landlord has no leased such space within one (1) year thereafter, and Tenant provides written notice to Landlord that it may have interest in such space, then Landlord shall be obligated again to offer such space to Tenant on the terms set forth in this Section. In addition, Tenant shall retain its rights hereunder with respect to any space that becomes vacant in the Building that was not covered by Landlord’s notice given to Tenant pursuant to this Section. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.

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Anything herein contained to the contrary notwithstanding, Landlord may at any time modify or extend any existing or future tenant lease, or choose to use any space that is or about to become vacant within the Building for marketing or property management purposes, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder. Nothing contained in this paragraph 9 is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of expansion space within the Building at any time.

10. Brokerage Commission Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction, other than CB Richard Ellis, Inc. (whose commissions shall be paid by Landlord pursuant to a separate agreement). Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

11. Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. Tenant specifically acknowledges and agrees that Article 22 of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

- SIGNATURE PAGE TO FOLLOW -

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this agreement on the date first above written.

LANDLORD:
RADNOR PROPERTIES-201 KOP, L.P

WITNESS:	By: Radnor GP-201 KOP, L.L.C.,
its general partner

/s/ Illegible	By:	/s/ Illegible
	Name:	Illegible
	Title:	Illegible

TENANT:
GREEN APPLE MANAGEMENT COMPANY,
ATTEST:	LLC

/s/ Illegible	By:	/s/ David Miller
	Name:	David Miller
	Title:	CEO

The Guarantor, J.G. Wentworth, LLC hereby joins this Amendment to acknowledge that its Guaranty dated September 9, 2010 remains in full force and effect and secures the obligations of Tenant under the Lease as amended.

J.G. WENTWORTH, LLC

By:	/s/ David Miller
Name:	David Miller
Title:	CEO

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EXHIBITS “A” and “A-l”

PREMISES AND SPACE PLANS

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) made and entered into this 9th day of January, 2012, by and between RADNOR PROPERTIES-201 KOP, L.P., hereinafter referred to as “Landlord” and GREEN APPLE MANAGEMENT COMPANY, LLC, hereinafter referred to as “Tenant”.

WHEREAS, Landlord leases certain premises consisting of 33,155 rentable square feet of space commonly referred to as Suite 200 (“Premises”) located on the second and third floors of 201 King of Prussia Road, Radnor, PA (“Building”), to Tenant pursuant to that certain Lease dated September 9, 2010, as amended February 21, 2011, hereinafter collectively referred to as “Lease,” the Premises being more particularly described therein; and

WHEREAS, Tenant has installed a generator at the Building;

WHEREAS, The parties would like to confirm in writing the manner in which the generator shall be maintained and removed; and

WHEREAS, Landlord and Tenant wish to amend the Lease as follows;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1. Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

2. Removal of Generator. Tenant has installed a generator at the Building in the location reflected on Exhibit “A”, attached hereto and made a part hereof. Unless both parties agree otherwise at or before the expiration or earlier termination of the Lease, Tenant shall remove and retain the generator at the expiration or earlier termination of the Lease. Tenant’s installation and removal of the generator shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. Upon Tenant’s removal of the generator, Tenant shall restore the location of the generator to good order and condition.

3. Maintenance of Generator. Tenant, at its sole cost and expense and throughout the Term of the Lease, shall keep and maintain the generator in good order and condition (including complying with all maintenance requirements as recommended by the manufacturer) and shall promptly make all repairs necessary to keep and maintain the generator in good order and condition. Upon Landlord’s written request, Tenant shall provide Landlord with the most recent maintenance documentation.

4. Indemnification. Unless caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant agrees to indemnify, defend and hold harmless Landlord from and against any claims, loss, expense (including in-house and outside counsel fees) for damage incurred or suffered by Landlord, by reasons directly or indirectly arising out of, caused (in whole or part) by, or in any way connected with Tenant’s generator.

5. Brokerage Commission. Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

6. Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. Tenant specifically acknowledges and agrees that Article 22 of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment on the date first above written.

LANDLORD:
RADNOR PROPERTIES-201 KOP, L.P.

WITNESS:	By: Radnor GP-201 KOP, L.L.C.,
its general partner

/s/ Illegible	By:	/s/ Daniel Palazzo
	Name:	Daniel Palazzo
	Title:	Vice President-Asset Manager

TENANT:
GREEN APPLE MANAGEMENT COMPANY,
ATTEST:	LLC

/s/ Illegible	By:	/s/ David Miller
	Name:	David Miller
	Title:	CEO

The Guarantor, J.G. Wentworth, LLC hereby joins this Amendment to acknowledge that its Guaranty dated September 9, 2010 remains in full force and effect and secures the obligations of Tenant under the Lease as amended.

J.G. WENTWORTH, LLC

By:	/s/ David Miller
Name:	David Miller
Title:	CEO

EXHIBIT “A”

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease made and entered into this 23rd day of August, 2012, by and between RADNOR PROPERTIES-201 KOP, L.P. hereinafter referred to as “Landlord” and GREEN APPLE MANAGEMENT COMPANY, LLC, hereinafter referred to as “Tenant”.

WHEREAS, Landlord leased certain premises consisting of 38,265 rentable square feet (including the Suite 260 Premises, Suite 320 Premises and, as of the Suite 240 Commencement Date, the Suite 240 Premises; the “Original Premises”) located at 201 King of Prussia Road, Radnor, PA (“Building”), to Tenant pursuant to that certain Lease dated September 9, 2010, as amended February 21, 2011 and January 24, 2012, hereinafter collectively referred to as “Lease,” the original Premises being more particularly described therein; and

WHEREAS, the parties desire in increase the size of the Premises by adding Suite 501 containing 15,759 rentable square feet, as follows;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1. Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

2. Lease of Additional Premises.

(a) The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, all that certain space on the fifth floor of the Building known as Suite 501 containing 15,759 square feet of space (the “Additional Premises”), as shown on Exhibit “A” and made a part hereof. The term of the Lease for the Additional Premises shall commence on the later of (i) December 1, 2012, or (ii) the date Landlord delivers the Additional Premises to Tenant in the condition required under Section 2(b) below (“Additional Premises Commencement Date”) and shall be coterminous with the Premises. It is the mutual intention of Landlord and Tenant that the Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this Amendment, and to that end, Landlord and Tenant hereby agree that from and after the later of (i) the Additional Premises Rent Commencement Date (as hereinafter defined), (ii) the Suite 240 Commencement Date, and (iii) the Suite 320 Termination Date (as hereinafter defined), the word “Premises”, as defined in the Lease, shall mean and include both the Premises, and the Additional Premises, containing a total of 49,284 square feet, unless the context otherwise requires.

(b) The Additional Premises shall be taken in “AS IS” condition by Tenant, provided that Landlord delivers the Additional Premises to Tenant on or before the Additional Premises Commencement Date in broom clean condition, free of all prior tenants and such tenants’ furniture, fixtures, equipment and other personal property, and with all HVAC, plumbing, electrical, mechanical and other Building systems serving the Additional Premises in good working order. Landlord shall make available to Tenant a tenant improvement allowance of up to $189,288.29 (“Additional Allowance”) to cover costs for improvements to the Premises or Additional Premises of which up to twenty five percent (25%) of the Additional Allowance may be used for soft costs related to such improvements (including, without limitation, architectural fees, engineering fees and other Premises costs). Such Additional Allowance shall be paid by Landlord within thirty days of receipt of Tenant’s invoice either to Tenant or as directed by Tenant to its contractors. All invoices must be submitted on or before the date that is six (6) months after the Additional Premises Commencement Date. In the event Landlord fails to pay the Additional Allowance within the time periods required hereby and Tenant shall not be default hereunder and shall have complied with the requirements of this Amendment pertaining to the Additional Allowance, and such failure continues for an additional five (5) business days after written notice from Tenant, Tenant shall have the right to offset such unpaid amounts against the Fixed Rent next becoming due under the Lease.

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(c) Tenant shall have the right to access the Additional Premises upon the surrender of such space by the existing tenant and prior to the Additional Premises Commencement Date at Tenant’s own risk and responsibility for the purpose of preparing the Additional Premises for Tenant’s use.

(d) In the event the Additional Premises Commencement Date has not occurred by April 1, 2013 (unless due to a Tenant Delay), Tenant shall have the right to terminate this Amendment upon five (5) days’ prior written notice to Landlord given prior to the Additional Premises Commencement Date, in which event the parties hereto shall be released from all further liability under this Amendment and the Lease shall continue in full force and effect; provided, however, in the event the Additional Premises Commencement Date occurs within such five (5)-day period, Tenant’s termination shall be null and void and this Amendment shall remain in full force and effect.

3. Fixed Rent:

(a) From and after the Additional Premises Commencement Date (the “Additional Premises Rent Commencement Date”), Tenant shall pay to Landlord Fixed Rent for the Additional Premises as follows:

TIME PERIOD	PER RSF	MONTHLY INSTALLMENT	ANNUAL FIXED RENT
1 - 2	$0	$0	$0
3 - 14	$8.05	$10,571.66	$126,859.95
15 - 24	$28.00	$36,771.00	$441,252.00
25 - 36	$28.84	$37,874.13	$454,489.56
37 - 48	$29.71	$39,010.35	$468,124.25
49 - 60	$30.60	$40,180.66	$482,167.97
61 - 72	$31.51	$41,386.08	$496,633.01
73 - 84	$32.46	$42,627.67	$511,532.00
85 - 96	$33.43	$43,906.50	$526,877.96
97 - 108	$34.44	$45,223.69	$542,684.30
109 - 9/30/22	$35.47	$46,580.40	$558,964.83

Notwithstanding anything to the contrary contained herein Tenant shall have no obligation to pay Operating Expenses or Taxes with respect to the Additional Premises for the twelve (12) month period following the Additional Premises Rent Commencement Date (the “Additional Premises Free Additional Rent Period”).

(b) Notwithstanding anything in the Lease to the contrary, Tenant shall pay to Landlord without notice or demand, and without set-off (except as otherwise set forth in the Lease, as amended hereby), the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth above, in advance on the first day of each calendar month during the Term by (i) check sent to Landlord, P.O. Box 11951, Newark, NJ 07101 - 4951 or (ii) wire transfer of immediately available funds to the account at Wells Fargo Bank, Salem NJ account no. 2030000359075 ABA #121000248; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant.

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4. Tenant’s Allocated Share. From and after the later of (i) the Additional Premises Rent Commencement Date, (ii) the Suite 240 Commencement Date, (iii) the Suite 320 Termination Date, (iv) the expiration of the Free Additional Rent Period, and (v) the expiration of the Additional Premises Free Additional Rent Period, Tenant’s Allocated Share for the entire Premises shall be 19.60% based on 49,284 / 251,434. Notwithstanding the foregoing, the parties acknowledge that Tenant shall not be required to pay Operating Expenses or Taxes which respect to the Additional Premises until the expiration of the Additional Premises Free Additional Rent Period.

5. Suite 320 Premises. Notwithstanding anything to the Lease to the contrary, the Term as it relates to the Suite 320 Premises shall expire on the date that is five (5) business days after the work to be performed in the Additional Premises is substantially complete (the “Suite 320 Termination Date”) and on or before such date Tenant shall vacate and surrender the Suite 320 Premises to Landlord in the condition required for the surrender of space under the Lease.

6. Temporary Space. On the date hereof, Landlord shall deliver Suite 110 in the Building containing 8,168 rentable square feet (“Suite 110”) to Tenant in “AS IS” condition for Tenant’s use from delivery until the date that is five (5) business days after the work to be performed in the Additional Premises is substantially complete (“Suite 110 Term”). On or before the expiration of the Suite 110 Term, Tenant shall vacate and surrender Suite 110; Tenant understanding that time is of the essence given Landlord’s lease of Suite 110 to a third party. Tenant shall have the right to use Suite 110 during the Suite 110 Term on all of the same terms and conditions as set forth in the Lease, provided that Fixed Rent for Suite 110 shall be $8.05 per square foot, plus utilities and shall be paid on the first day of each month of the Suite 110 Term and Tenant shall only pay, as Additional Rent the actual cost of utilities for the common area and Suite 110 during the Suite 110 Term.

7. Extension of Term. Notwithstanding anything in the Lease to the contrary, the Term shall expire as to all of the Premises on September 30, 2022.

8. Parking. Tenant shall have the right to use a total of three hundred thirty-seven (337) parking spaces at the Project. Tenant shall not use more than the allocated parking spaces for the Premises.

9. Smoking Restriction. Smoking at the Building shall be limited to the area outside the east entrance of the Building. Smoking is prohibited at all other entrances, and generally in and around the Building. In the event of a violation of the smoking rules by Tenant, Landlord shall be required to provide one notice to Tenant and one opportunity to restrict the smoking as required herein, thereafter a violation by Tenant’s employees or its visitors shall immediately cause the Building to be completely smoke-free with smoking prohibited at the Project. Tenant is responsible for monitoring the smoking activity of its employees and visitors.

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10. Right Of Expansion. Subject to (a) Tenant not being in default beyond applicable notice and cure periods at the time of exercise nor ever being in Event of Default beyond applicable cure period; and (b) the rights of other tenants within the Building granted prior to the date hereof (such tenant are Stevens Capital and Quintiq or their successors or assigns), Landlord shall notify Tenant with regard to space that Landlord expects to become vacant and available for lease on the fifth floor of the Building, and Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease for such space (on all of the other terms and conditions as are set forth in this Lease, except as otherwise specified by Landlord) or an amendment to this Lease with which the parties would add such space to the description of the “Premises,” in either case for a term which would be coterminous with this Lease unless otherwise specified by Landlord, and which economic terms shall include the estimated date that the space shall be available for delivery, the Fixed Rent and the tenant allowance (if any) to be furnished to Tenant, whereupon Tenant shall have fifteen (15) days next following Landlord’s delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease, or an amendment to this Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in “AS –IS” condition, and Rent for such additional space shall commence on that date which is the earlier of: (x) Tenant’s occupancy thereof, and (y) five (5) days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord’s terms within such fifteen (15) day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment within thirty (30) days next following Tenant’s acceptance of Landlord’s offer (provided that Landlord negotiates such new lease or amendment in good faith during such thirty (30) day period), then Tenant’s rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.

Anything herein contained to the contrary notwithstanding, Landlord may at any time modify or extend any existing or future tenant lease, or choose to use any space that is or about to become vacant within the Building for marketing or property management purposes, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder. Nothing contained in this Section 10 is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of expansion space within the Building at any time. In the event Landlord notifies Tenant of space and Tenant rejects such offer, Landlord’s obligations under this paragraph 10 shall terminate and this paragraph 10 shall be of no further force or effect.

11. Brokerage Commission Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction. Each party agrees to indemnity, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

12. Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. Tenant specifically acknowledges and agrees that Article 22 of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

– SIGNATURE PAGE TO FOLLOW –

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment on the date first above written.

LANDLORD:
RADNOR PROPERTIES-201 KOP, L.P.

WITNESS:	By: Radnor GP-201 KOP, L.L.C.,
its general partner

/s/ Illegible	By:	/s/ Daniel Palazzo
	Name:	Daniel Palazzo
	Title:	Vice President-Asset Manager

TENANT:
GREEN APPLE MANAGEMENT COMPANY,
ATTEST:	LLC

/s/ Illegible	By:	/s/ David Miller
	Name:	David Miller
	Title:	CEO

The Guarantor, J.G. Wentworth, LLC hereby joins this Amendment to acknowledge that its Guaranty dated September 9, 2010 remains in full force and effect and secures the obligations of Tenant under the Lease as amended.

J.G. WENTWORTH, LLC

By:	/s/ David Miller
Name:	David Miller
Title:	CEO

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EXHIBIT “A”

ADDITIONAL PREMISES

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FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease made and entered into this 29 day of March, 2013, by and between RADNOR PROPERTIES-201 KOP, L.P. hereinafter referred to as “Landlord” and GREEN APPLE MANAGEMENT COMPANY, LLC, hereinafter referred to as “Tenant”.

WHEREAS, Landlord leased certain premises to Tenant pursuant to that certain Lease dated September 9, 2010, (“Original Lease”) as amended February 21, 2011 (“First Amendment”), as amended January 9, 2012, (“Second Amendment”) and as amended August 23, 2012 (“Third Amendment”), hereinafter collectively referred to as “Lease,” the original Premises being more particularly described therein located at 201 King of Prussia Road, Radnor, PA (“Building”); and

WHEREAS, Pursuant to the First Amendment, Suite 240 which consisted of 5,110 rsf was substituted for Suite 260 consisting of 3,924 which brought the total rsf for the Premises to 28,415. Also, pursuant to the First Amendment Suite 240 consisting of 5,110 rsf was to be added to the Premises effective September 1, 2012 so that after that date the Premises consisted of 38,265 rsf. Pursuant to the Third Amendment, Suite 501 consisting of 15,759 rsf was added to the Premises and Tenant exercised an option to terminate the Lease with respect to Suite 320 which consists of 4,740 rsf.

WHEREAS, the parties desire to increase the size of the Premises by adding Suite 350 consisting of 7,326 rsf and Tenant wishes to rescind its prior termination with respect to Suite 320.

NOW, THEREFORE, in consideration of these presents and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1. Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

2. Lease of Additional Premises.

(a) The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, all that certain space on the third floor of the Building known as Suite 320 (“Suite 320 Premises”) and Suite 350 (the “Suite 350 Additional Premises”) (collectively referred to as “Second Additional Premises”), as shown on Exhibit “A” and made a part hereof. The term of the Lease for the Second Additional Premises shall commence on the later of (i) the date Landlord delivers the Second Additional Premises to Tenant in the condition required under Section 2(b) below, or (ii) April 1, 2013 (“Second Additional Premises Commencement Date”) and shall be coterminous with the Premises. It is the mutual intention of Landlord and Tenant that the Second Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this Amendment, and to that end, Landlord and Tenant hereby agree that from and after the Second Additional Premises Commencement Date, the word “Premises”, as defined in the Lease, shall mean and include Suite 200, Suite 240, Suite 260, Suite 320, Suite 350 and Suite 501 containing a total of 61,350 rsf, unless the context otherwise requires.

(b) The Second Additional Premises shall be taken in “AS IS” condition by Tenant, provided that Landlord delivers the Second Additional Premises to Tenant on or before the Second Additional Premises Commencement Date in broom clean condition, free of all prior tenants and such tenants’ furniture, fixtures, equipment and other personal property with the exception of the furniture and equipment in the Suite 320 Premises that is owned or currently used by Tenant and the furniture and equipment that will remain in Suite 350 (except that Landlord shall cause the equipment set forth In Exhibit “C” attached hereto to be removed from the Suite 350 Additional Premises prior to the Second Additional Premises Commencement Date) and with all HVAC, plumbing, electrical, mechanical and other Building systems, including the generator located outside, serving the Second Additional Premises in good working order. During the Term, Tenant shall have the right to use the furniture and equipment in Suite 350, and shall keep the furniture and equipment in Suite 350 in good working order, normal wear and tear excepted and return to Landlord if Tenant vacates and surrender the space within five (5) years from the date hereof, otherwise, such equipment and furniture shall be the property of Tenant, without any further actions by the parties and Tenant shall be responsible for the removal of same in accordance with the terms of the Lease.

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(c) In the event this Fourth Amendment is fully executed no later than March 22, 2013 and the Second Additional Premises Commencement Date has not occurred by April 1, 2013 (unless due to a Tenant Delay), Tenant shall have the right to terminate this Fourth Amendment upon five (5) days’ prior written notice to Landlord given prior to the Second Additional Premises Commencement Date, in which event the parties hereto shall be released from all further liability under this Fourth Amendment and the Lease shall continue in full force and effect; provided, however, in the event the Second Additional Premises Commencement Date occurs within such five (5) day period, Tenant’s termination shall be null and void and this Fourth Amendment shall remain in full force and effect.

3. Fixed Rent For Suite 320:

From and after the later of (i) the date that Landlord delivers the Suite 320 Premises to Tenant in the condition required hereby, or (ii) April 1, 2013 (the “Suite 320 Commencement Date”), Tenant shall pay to Landlord Fixed Rent for the Suite 320 Premises as follows:

TIME PERIOD	PER RSF	MONTHLY INSTALLMENT	ANNUAL FIXED RENT
Suite 320 Commencement Date - Month 12	$28.00	$11,060.00	$132,720.00
Month 13-24	$28.84	$11,391.80	$136,701.60
Month 25-36	$29.71	$11,735.45	$140,825.40
Month 37-48	$30.60	$12,087.00	$145,044.00
Month 49-60	$31.52	$12,450.40	$149,404.80
Month 61-72	$32.47	$12,825.65	$153,907.80
Month 73-84	$33.44	$13,208.80	$158,505.60
Month 85-96	$34.44	$13,603.80	$163,245.60
Month 97-9/30/2022	$35.47	$14,010.65	$168,127.80

Fixed Rent for Suite 350

From and after the later of (i) the date that Landlord delivers the Suite 350 Additional Premises to Tenant in the condition required hereby, or (ii) April 1, 2013 (the “Suite 350 Commencement Date”), Tenant shall pay to Landlord Fixed Rent for the Suite 350 as follows:

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Suite 350 Commencement date - Month 12	$35.00	$21,367.50	$256,410.00
Month 13-24	$36.05	$22,008.52	$264,102.30
Month 25-36	$37.13	$22,667.86	$272,014.38
Month 37-48	$38.24	$23,345.52	$280,146.24
Month 49-60	$39.39	$24,047.60	$288,571.14
Month 61-72	$40.57	$24,767.98	$297,215.82
Month 73-84	$41.79	$25,512.80	$306,153.54
Month 85-96	$43.04	$26,275.92	$315,311.04
Month 97-9/30/2022	$44.33	$27,063.46	$324,761.58

Notwithstanding anything in the Lease to the contrary, Tenant shall pay to Landlord without notice or demand, and without set-off (except as otherwise set forth in the Lease, as amended hereby), the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth above, in advance on the first day of each calendar month during the Term by (i) check sent to Landlord, P.O. Box 11951, Newark, NJ 07101-4951 or (ii) wire transfer of immediately available funds to the account at Wells Fargo Bank, Salem NJ account no. 2030000359075 ABA #121000248; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant.

4. Tenant’s Allocated Share. From and after the Second Additional Premises Commencement Date, Tenant’s Allocated Share for the Premises shall be 24.40% based on 61,350 / 251,434.

5. Extension of Term. Notwithstanding anything in the Lease to the contrary, the Term shall expire as to all of the Premises on September 30, 2022.

6. Parking. Pursuant to the Third Amendment, Tenant shall have the right to use a total of three hundred thirty seven (337) parking spaces at the Project. The Second Additional Premises parking shall be allocated on a 3.3 spaces per 1,000 rentable square foot basis for an additional forty (40) spaces and a total of three hundred and seventy seven (377) parking spaces at the Project. Sixty (60) parking spaces allocated to Tenant shall be located in the designated spaces as shown on the plan attached hereto as Exhibit “B”.

7. Temporary Space. Tenant hereby relinquishes Suite 110 effective as of March 15, 2013.

8. Signage. Tenant shall have the right, at its sole cost and expense, to erect a new sign panel on each of Landlord’s two (2) pylon and/or monument signs located on King of Prussia Road such that Tenant’s trade name shall appear on two of the four panel positions on each pylon/monument sign. Such panels shall be located in the most prominent position on each pylon/monument sign. At any time during the Term Landlord may upon thirty days’ notice to Tenant remove Tenant’s new signs at Landlord’s sole cost and expense (such that the Tenant’s name thereafter will appear on just one of the four panel positions on each sign) if the total space that the Tenant leases falls below 61,350 square feet in the Building or a new tenant or currently existing tenant leases more or is currently leasing more than 20,000 square feet in the Building and said tenant seeks signage.

9. Brokerage Commission. Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

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10. Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. Tenant specifically acknowledges and agrees that Article 22 of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment on the date first above written

LANDLORD:
RADNOR PROPERTIES-201 KOP, L.P

WITNESS:	By: Radnor GP-201 KOP, L.L.C.,
its general partner

/s/ Illegible	By:	/s/ Daniel Palazzo
	Name:	Daniel Palazzo
	Title:	Vice President-Asset Manager

TENANT:
GREEN APPLE MANAGEMENT COMPANY,
ATTEST:	LLC

/s/ Illegible	By:	/s/ David Miller
	Name:	David Miller
Title:

The Guarantor, J.G. Wentworth, LLC hereby joins this Amendment to acknowledge that its Guaranty dated September 9, 2010 remains in full force and effect and secures the obligations of Tenant under the Lease as amended.

J.G. WENTWORTH, LLC

By:	/s/ David Miller
Name:	David Miller
Title:

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EXHIBIT “A”

SPACE PLANS

FOLLOWING 2 PAGES

EXHIBIT “B”

PARKING PLAN FOLLOWING THIRD PAGE

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6

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KING OF PRUSSIA ROAD
N

-Call center Parking - 60 spaces

SITE PLAN

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EXHIBIT “C”

EQUIPMENT TO BE REMOVED FROM SUITE 350

Items to be removed from Suite 350
Within the data center:

•	Cabinet 1 - remove all Equipment (Cabinet will be retained)

•	Cabinet 2 - remove all Equipment (Cabinet will be retained)

•	Cabinet 3 - Remove all equipment with the exception of PAESX1 (Cabinet will be retained)

•	Cabinet 4 - Remove all equipment with the exception of PAESX2 (Cabinet will be retained)

•	Cabinet 5 - remove all Equipment and Cabinet

•	Cabinet 6 - remove all Equipment (Cabinet will be retained)

•	Cabinet 7 - Remove everything with the exception of the Ortronics Equipment (cabinet will be retained)

•	Cabinet 8 - Remove all equipment with the exception of the HP printer (Cabinet will be retained)

•	EMC2 Cabinet - remove cabinet and it’s contents

•	Racks 1.1, 1.2, 1.3 - remove everything with the exception of:

o	All Ortronics equipment (patch panels) and cabling to the workstations

o	Primary ASA

o	Secondary ASA

•	Remove all equipment on the floor and in the cabinets and shelves - we will keep the cabinets and shelves

Main Area:

•	Remove all PCs, keyboards, mice, Avaya Phones and APC units

•	If the copiers are leased, remove them. If not leased we will retain.

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